    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2003
                                                      REGISTRATION NO. 333-99569
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                              METALDYNE CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                        3714                     38-2513957
   (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
    incorporation or organization)    Classification Code Number)   Identification Number)

                               47659 HALYARD DRIVE
                            PLYMOUTH, MICHIGAN 48170
                                 (734) 207-6200
               (Address, including ZIP Code, and telephone number,
        including area code, of registrant's principal executive offices)

                              ---------------------

                       See Table of Additional Registrants

                              ---------------------

                            R. JEFFREY POLLOCK, ESQ.
                                 GENERAL COUNSEL
                              METALDYNE CORPORATION
                               47659 HALYARD DRIVE
                            PLYMOUTH, MICHIGAN 48170
                                 (734) 207-6200
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)


                                 with a copy to:

                           JONATHAN A. SCHAFFZIN, ESQ.
                             LUIS R. PENALVER, ESQ.
                           CAHILL GORDON & REINDEL LLP
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 701-3000

                              ---------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                            ADDITIONAL REGISTRANTS


                                                           STATE OR OTHER        PRIMARY STANDARD
                                                           JURISDICTION OF          INDUSTRIAL
                                                          INCORPORATION OR     CLASSIFICATION CODE      I.R.S. EMPLOYER
 EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER       ORGANIZATION              NUMBER           IDENTIFICATION NO.
------------------------------------------------------   ------------------   ---------------------   -------------------
ER Acquisition Corp.                                          Delaware                9995                38-3422614
GMTI Holding Company                                          Delaware               551112               90-0044261
Halyard Aviation Services, Inc.                               Michigan                7380                90-0044260
MASG Disposition, Inc.                                        Michigan                9995                38-2509882
MASX Energy Services Group, Inc.                              Delaware                9995                38-2248592
Metaldyne Accura Tool & Mold, Inc.                            Delaware                3714                36-4134012
Metaldyne Company LLC                                         Delaware                3714                   NONE
Metaldyne DuPage Die Casting Corporation                      Illinois               551112               36-2233897
Metaldyne Europe, Inc.                                        Delaware               551112               38-2783435
Metaldyne Lester Precision Die Casting, Inc.                  Delaware                3714                36-4204422
Metaldyne Light Metals Company, Inc.                          Delaware               551112               36-4204419
Metaldyne Machining and Assembly Company, Inc.                Michigan                3714                38-1225111
Metaldyne Precision Forming-Fort Wayne, Inc.                   Indiana                3714                35-1767542
Metaldyne Services, Inc.                                      Delaware                7380                38-2523834
Metaldyne Sintered Components of Indiana, Inc.                Delaware                3714                38-2977520
Metaldyne Sintered Components, Inc.                           Delaware                3714                25-1231600
Metaldyne Tubular Products, Inc.                              Michigan                3490                38-2126248
Metaldyne U.S. Holding Co.                                    Michigan               551112               38-3355783
Precision Headed Products, Inc.                               Delaware                3714                38-3386091
Punchcraft Company                                            Michigan                3460                38-3212117
Stahl International, Inc.                                     Tennessee               3714                62-1411205
W.C. McCurdy & Co.                                            Michigan                9995                38-1494328
Windfall Products, Inc.                                     Pennsylvania              3714                25-1300079
Windfall Specialty Powders, Inc.                            Pennsylvania              3714                25-1602774

                               EXPLANATORY NOTE


     This post-effective amendment to the registration statement contains a form of prospectus that may be used by any Broker-Dealer Subsidiary of Credit Suisse First Boston LLC in connection with offers and sales of the previously issued securities described therein in market-making transactions.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT CONSUMMATE THE EXCHANGE OFFER UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED AUGUST 25, 2003



PROSPECTUS



                                  $250,000,000

                             METALDYNE CORPORATION
                    11% SENIOR SUBORDINATED NOTES DUE 2012


     The 11% senior subordinated notes due 2012 offered hereby were issued on or about November 21, 2002 in exchange for the 11% senior subordinated notes due 2012 originally issued on June 20, 2002.

     We will pay interest on the exchange notes on June 15 and December 15 of each year. The first such payment will be made on December 15, 2002. We have the option to redeem all or a portion of the exchange notes at any time at the redemption prices set forth in this prospectus. Prior to June 15, 2005, we may redeem up to 35% of the exchange notes at 111% of the principal amount, plus accrued and unpaid interest, with the net proceeds of certain equity issuances, provided at least 65% of the original aggregate principal amount of the exchange notes remains outstanding immediately after such redemption. The exchange notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

     The notes will be guaranteed by each of our current and future domestic subsidiaries that is a guarantor or direct borrower under our credit facility. The exchange notes and the guarantees will rank junior to all of our and the guarantors' existing and future senior indebtedness and secured indebtedness, including any borrowings under our credit facility. The exchange notes and guarantees will rank equally with any of our and the guarantors' future unsecured senior subordinated indebtedness, including trade payables. The exchange notes will rank senior to any of our and the guarantors' future indebtedness that is expressly subordinated in right of payment to the exchange notes. The exchange notes will rank effectively junior to all the liabilities of our subsidiaries that have not guaranteed the exchange notes.

     We do not intend to apply for listing of the notes on any securities exchange or automated quotation system.

     Private equity funds affiliated with CSFB own approximately 24% of the common equity of the issuer and one of CSFB's funds has the right to appoint one of the issuer's directors. In addition, affiliates of CSFB are investors in Heartland Industrial Partners, L.P.

     See "Risk Factors" beginning on page 3 to read about factors you should consider before buying the exchange notes.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared for and will be used by CSFB in connection with offers and sales of the exchange notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated at prices related to prevailing market prices at the time of sales or at negotiated prices. CSFB may act as principal or agent in these transactions. We will not receive any of the proceeds of such sales.



                           ------------------------

                 THE DATE OF THIS PROSPECTUS IS       , 2003.

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                       -----
WHERE YOU CAN FIND MORE INFORMATION ................................     ii
INCORPORATION OF DOCUMENTS BY REFERENCE ............................     ii
FORWARD-LOOKING STATEMENTS .........................................    iii
PROSPECTUS SUMMARY .................................................     1
RISK FACTORS .......................................................     3
USE OF PROCEEDS ....................................................    13
UNAUDITED PRO FORMA FINANCIAL INFORMATION ..........................    14
RATIO OF EARNINGS TO FIXED CHARGES .................................    18
DESCRIPTION OF OTHER INDEBTEDNESS AND OUR PREFERRED STOCK ..........    19
DESCRIPTION OF NOTES ...............................................    28
PLAN OF DISTRIBUTION ...............................................    68
LEGAL MATTERS ......................................................    68
INDEPENDENT ACCOUNTANTS; CHANGE IN ACCOUNTANTS .....................    68

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Exchange Act file number for our Commission filings is 001-12068. You may read and copy any document we file at the Commission public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. Our Commission filings are available from the Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" certain documents we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     o Quarterly Report on Form 10-Q for the period ended June 29, 2003 filed on August 13, 2003;

     o Annual Report on Form 10-K for the year ended December 29, 2002, filed on March 14, 2003;

     o Proxy Statement on Schedule 14A for our annual meeting of shareholders held on May 8, 2002 (other than the sections entitled "Executive Compensation--Committee Report," "PricewaterhouseCoopers LLP Fees for Fiscal 2002" and "Audit Committee Reports");

     o   Current Report on Form 8-K, filed on January 6, 2003;

     o   Current Report on Form 8-K/A, filed on March 31, 2003;

     o   Current Report on Form 8-K, filed on May 8, 2003;

     o   Current Report on Form 8-K, filed on June 26, 2003; and

     o   Current Report on Form 8-K, filed on August 22, 2003.

     The information in the documents incorporated by reference is considered to be part of this prospectus. A copy of the above-mentioned 10-K and 10-Q and Current Report on Form 8-K, filed on August 22, 2003 are included with this Prospectus.

     Upon written or oral request, we will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

                         Metaldyne Corporation
                         47659 Halyard Drive
                         Plymouth, Michigan 48107
                         Attention: Investor Relations
                         (734) 207-6200

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words used in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

     The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the markets in which we operate and industry-based factors such as:

     o   declines in North American automobile and light truck builds;

     o   reductions in outsourcing by our automotive customers;

     o   increases in our raw material and energy costs;

     o labor costs and strikes at our major direct and indirect customers and at our facilities;

     o   dependence on significant automotive customers;

     o the level of competition in the automotive supply industry and pricing pressures from our customers;

     o risks associated with our acquisition strategy and our ability to successfully integrate acquisitions, including actions we have identified as providing cost-saving opportunities;

     o   technological developments that could competitively disadvantage us;
         and

     o   risks associated with conducting business in foreign countries.

     In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus such as substantial leverage, limitations imposed by our debt instruments, our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

     We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on the notes.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the notes. You should read this entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements included elsewhere in this prospectus and contained in our Current Report on Form 8-K dated August 22, 2003 and Quarterly Reports on Form 10-Q incorporated by reference into this prospectus. Unless the context otherwise requires, all information in this prospectus which refers to
(i) the "Issuer" refers only to Metaldyne Corporation and (ii) "us" or "we" or "our" refers to the Issuer and its subsidiaries. For purposes of this prospectus, when we describe information on a pro forma basis, we are giving effect only to those adjustments set forth under "Unaudited Pro Forma Financial Information."

                                  THE COMPANY

     We are a leading supplier of highly engineered metal components for the global light vehicle market. Through a combination of capabilities in design, engineering, fabrication, machining and assembly, we supply components and modular systems used in vehicle transmission, engine and chassis applications. Our products are sold primarily to both North American and international light vehicle original equipment manufacturers, or OEMs, and Tier I component assemblers and provide content for approximately 95% of the top 40 NAFTA light vehicles produced in 2001. Tier I component assemblers are direct suppliers to OEMs of integrated modules, such as a complete engine assembly or drivetrain assembly. Our metal forming processes include cold, warm and hot forging, forged and conventional powder metal, tubular fabrications and precision-aluminum die castings. In addition, we perform design, engineering, machining, finishing and assembly functions. We have approximately 8,500 employees and more than 40 owned or leased manufacturing facilities worldwide.

     In North America, we have leading market shares in several of our products. We are the largest independent forging company, the second largest independent "machining and assembly" supplier, and one of the largest powder metal manufacturers for light vehicle applications. We believe our scale and combined capabilities represent a significant competitive advantage over our competitors, many of which are smaller and do not have the ability to combine metal forming with machining and sub-assembly capabilities. We serve over 300 customers, including BMW, Dana, DaimlerChrysler, Ford, General Motors, Delphi, Honda, New Venture Gear, Nissan, Renault, Toyota, TRW and Visteon.

                              RECENT DEVELOPMENTS

     Livonia Fittings Sale. On May 9, 2003, we sold our fittings business, which makes specialized automotive fasteners, to TriMas for $22.7 million in cash and, in connection therewith, we subleased our Livonia, Michigan facility to TriMas. The fittings business is a non-core asset that was part of our Chassis segment and serves both automotive and industrial customers. Since it had never been part of TriMas, it was not subject to the TriMas divestiture in June 2002. Its products include specialty tube nuts, fittings, spacers and locking nut systems. The Livonia facility is subject to a lease for which we will remain responsible, but the sublease payments from TriMas will satisfy our obligations under the lease arrangement. The fittings business had 2002 net sales of $16.7 million. As of June 29, 2003, the net present value of our obligations under the lease for which we remain liable to the extent not paid by TriMas was approximately $1.3 million.

     Additionally, TriMas assumed the assets and liabilities under our employee benefit plans with the respect to the employees and former employees of our specialized fittings business. Subject to certain exceptions, the acquisition agreement provides that we will indemnify TriMas for any liabilities that it faces as a result of the acquisition that are related to any of our lines of business other than the specialized fittings business and that TriMas will indemnify us for any liabilities that we may have as a result of our historical operations of the specialized fittings business. We used the proceeds to repay term debt, to reduce receivables balances and/or for general corporate purposes. We received a fairness opinion in connection with the foregoing disposition to TriMas since this was an affiliate transaction.

     Acquisition of Dana Corporation's Greensboro, N.C. Operations. In May 2003, we acquired manufacturing operations of a subsidiary of Dana Corporation that produce powertrain and suspension components, particularly knuckle components. In 2002, these operations generated approximately $47 million in sales. To acquire these operations, we paid approximately $7.6 million in cash at closing and agreed to pay an additional $1.4 million in cash over a period of time ending on December 31, 2004. We may also be obligated to pay up to an additional $1.4 million in cash on December 31, 2004, depending upon the extent of new business awards at the facility. In connection with the transaction, Dana has sold the Greensboro plant to a third party for cash consideration of approximately $10.0 million, and we have leased the facility from the new owner.

     In addition, in connection with the transaction, we signed a seven year supply agreement with Dana covering all existing business at Greensboro, including successor programs, with a right of last refusal and minimum volume targets. Dana has also issued purchase orders, to be satisfied at other Metaldyne facilities, for incremental other tube, gear and carrier business for a number of platforms, including the DCC Jeep Liberty and Grand Cherokee, the Land Rover and several Isuzu platforms. Dana has also agreed to resource other annual business from Metaldyne's competitors to Metalydne.

     Credit Facility Amendment. In July 2003, we amended our credit facility to, among other things, modify certain negative and financial covenants and permit us to complete the acquisition of DaimlerChrysler's common and preferred interest in the New Castle joint venture under certain conditions. Under such amendment, the applicable margins used to calculate our term debt interest rates were increased. See "Description of Other Indebtedness and Our Preferred Stock."

     New Chief Financial Officer and Group President, Driveline. On July 16, 2003, we announced that Jeff Stafeil was named Executive Vice President and Chief Financial Officer. Prior to this appointment and since 2001, Mr. Stafeil served as our corporate controller, with responsibility for investor relations, working capital management and financial reporting systems. Prior to joining us, Mr. Stafeil worked for Heartland and was a consultant at Booz, Allen & Hamilton. Mr. Stafeil is a Certified Public Accountant.

     Bruce Swift has served as our Driveline President since June 2003. Prior to joining Metaldyne, he served as Chairman and Chief Executive Officer of Covisint, LLC. Prior to that, he served as Vice President for Ford Brands in Europe and in various other capacities at Ford Motor Company and Honda of America, Inc. He continues to serve as Chairman of the Board of Directors at Covisint, LLC.

                      -----------------------------------

     Metaldyne Corporation is a Delaware corporation. Our principal executive offices are located at 47659 Halyard Drive, Plymouth, Michigan 48170. Our telephone number is (734) 207-6200.

                                  RISK FACTORS

     You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the notes.

RISKS RELATED TO OUR BUSINESS

THE INDUSTRIES IN WHICH WE OPERATE DEPEND UPON GENERAL ECONOMIC CONDITIONS AND ARE HIGHLY CYCLICAL.

     Our financial performance depends, in large part, on conditions in the cyclical markets that we serve, such as the automotive and light-duty truck industries, and on the U.S. and global economies generally. Our sales to OEMs and Tier I and Tier II suppliers in the automotive and light- and heavy-duty truck industries accounted for virtually all of our net sales in 2002. Tier II suppliers are direct suppliers to both OEMs and Tier I suppliers of integrated modules, such as engine and suspension modules and brake corner modules. Demand for new vehicles fluctuates in response to overall economic conditions and is particularly sensitive to changes in interest rate levels, consumer confidence and fuel costs. In our largest market, the North American automotive market, reported results from our customers in 2002 reflected lower sales volumes and lower prices for vehicles than in 2001. This is reflected in our lower sales and margins in 2002. This trend has continued through 2003 and we continue to experience pricing and other pressures from our customers. In addition, to the extent our production volumes have been positively impacted by OEM new vehicle sales incentives, such as 0% financing, these sales incentives may not be sustained or may cease to favorably impact our sales. The recent recession and the decline in consumer confidence throughout the U.S. and much of the world continue to create uncertainty in our markets and their future impact on us is difficult to predict. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would negatively impact our financial results.

     Our sales are also impacted by retail inventory levels and our customers' production schedules. In 2002, our OEM customers significantly reduced their production and inventory levels and reduced their orders from us due to the uncertain economic environment. In this environment, we cannot predict future production rates and inventory levels and the sustainability of any recovery. In addition, we have experienced historical sales declines during OEMs' scheduled shutdowns, which usually occur during the third calendar quarter. Continued uncertainty and other unexpected fluctuations may have a material adverse effect upon us.

OUR BASE OF CUSTOMERS IS CONCENTRATED AND THE LOSS OF BUSINESS FROM A MAJOR CUSTOMER, THE DISCONTINUANCE OF PARTICULAR VEHICLE MODELS OR A CHANGE IN AUTO CONSUMER PREFERENCES OR REGULATIONS COULD MATERIALLY ADVERSELY EFFECT US.

     Because of the relative importance of our largest customers and the high degree of concentration of OEMs in the North American automotive industry, our business is exposed to a high degree of risk related to customer concentration. While direct sales to our three largest OEM customers and New Venture Gear accounted for approximately 53% of our pro forma net sales in 2002, our customers include Tier I and Tier II suppliers, such as Delphi, Dana and Visteon, that serve the large OEMs. Accordingly, while Ford, General Motors, DaimlerChrysler and New Venture Gear directly accounted for approximately 17.5%, 12.0%, 11.5% and 12.0%, respectively, of our pro forma net sales in 2002, we have a material indirect exposure to these and other OEMs due to our significant Tier I and Tier II supplier base. Our relationship with DaimlerChrysler is expected to be more significant in the future by reason of our New Castle joint venture and supply arrangements. If we acquire all the equity interests of New Castle, our sales to DaimlerChrysler are expected to account for more than 30% of our total net sales. A loss of significant business from, or adverse performance by, any of these OEM customers would be harmful to us and make it more difficult for us to meet our obligations in respect of the notes. Further deterioration of the market share held by the three largest domestic automakers could also impact our revenues. Production cuts at these OEMs could also adversely impact our sales to Tier I and Tier II suppliers. The contracts we have entered into with most of our customers provide for supplying the customers' annual requirements against a blanket purchase order for certain vehicle models, rather than for manufacturing a specific quantity of products. Most of these purchase orders are terminable at will by the customers. Therefore, the loss of a contract or a significant decrease in demand for certain key models or group of related models sold by any of our major customers could have a material adverse effect on us.

     In addition, our sales and performance are influenced by customer preferences, regulatory changes and OEM new vehicle financing programs. A significant portion of our sales have been derived from products used in sports utility vehicles, or SUVs, and light trucks, which has been favorable due to their high metal content. Until recently, these vehicles had experienced positive sales trends for several years. There can be no assurance that sales of these vehicles will not continue to decline. In addition, government regulations, including those relating to fuel economy, could impact vehicle content and volume and, accordingly, have a material adverse impact on us.

WE INTEND TO ACTIVELY PURSUE ACQUISITIONS AND/OR JOINT VENTURES BUT WE MAY NOT BE ABLE TO IDENTIFY ATTRACTIVE ACQUISITION AND/OR JOINT VENTURE CANDIDATES, SUCCESSFULLY INTEGRATE OUR ACQUIRED OPERATIONS OR REALIZE THE INTENDED BENEFITS OF OUR ACQUISITIONS AND/OR JOINT VENTURES.

     Our strategy is to become a full-service, integrated global provider of engineered-metal products. This will necessitate further acquisition and/or joint venture activity. We continually evaluate potential acquisitions and joint ventures and are engaged in discussions with acquisition candidates. On January 2, 2003, we acquired a 40% interest in a joint venture with DaimlerChrysler. The joint venture owns the New Castle machining and forging facility formerly owned by DaimlerChrysler in New Castle, Indiana. As described elsewhere in this offering circular, we have the right to acquire the balance of the equity interests in the joint venture. There can be no assurance that we will acquire the balance of the New Castle joint venture on the assumed or other terms or that our estimated cost savings or cost structure, including new terms of the collective bargaining agreement, will reflect the terms assumed elsewhere in this offering circular. All of our present discussions concerning other transactions are preliminary or involve immaterial properties and there can be no assurance that suitable acquisition candidates will be identified and acquired in the future, that the financing or necessary consents for any such acquisitions will be available on satisfactory terms or that we will be able to accomplish our strategic objectives in making any such acquisition. Nor can we assure you that our full metal services strategies will be successfully received by customers or achieve their intended benefits. Acquisitions are often undertaken to improve the operating results of either or both of the acquirer and the acquired company, and we cannot assure you that we will be successful in this regard or that the expenses that we may incur to implement cost savings plans will not be excessive relative to the anticipated benefits. We will encounter various risks in acquiring the balance of New Castle joint venture and other companies, including the possible inability to integrate successfully an acquired business into our operations and unanticipated problems or liabilities, whether or not known at the time of acquisition, some or all of which could materially and adversely affect us. We could incur additional indebtedness in connection with our acquisition strategy and increase our leverage. We expect to acquire companies and operations in geographic markets in which we do not currently operate. Acquisitions outside of North America will present unique structuring, integration, legal, operating and cultural challenges and difficulties and will increase our exposure to risks generally attendant to international operations.

IF WE ARE UNABLE TO MEET FUTURE CAPITAL REQUIREMENTS, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     We operate in a capital intensive industry. We have made substantial capital investments from 1996 through 2002 to, among other things, maintain and upgrade our facilities and enhance our production processes. This level of capital expenditures was needed to:

     o   increase production capacity;

     o   improve productivity;

     o   satisfy customer requirements; and

     o   upgrade selected facilities to meet competitive requirements.

     We have planned capital expenditures of approximately $130.0 million in 2003 (without giving effect to the New Castle joint venture if we acquire it). In addition, as we expand our book of business, we may have to incur other significant expenditures to prepare for and manufacture these products. We believe that we will be able to fund these expenditures (and the acquisition of the balance of the New Castle joint venture if we acquire it) through cash flow from operations, borrowings under our credit facility and sales of receivables under our receivables facility or other satisfactory arrangements. Our credit facility contains limitations which could affect our ability to fund our capital expenditures and other needs. These limitations will be adjusted in accordance with our pending bank amendment, but we cannot at this time predict the levels or impact upon us. We cannot assure you that we will have adequate funds to make all capital expenditures, when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated expenditures. If we are unable to make necessary capital expenditures, our business will be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in our 10-Q for the period ended June 29, 2003 incorporated by reference herein.

INCREASES IN OUR RAW MATERIAL OR ENERGY COSTS OR THE LOSS OF A SUBSTANTIAL NUMBER OF OUR SUPPLIERS COULD AFFECT OUR FINANCIAL HEALTH.

     Generally, our raw materials requirements are obtainable from various sources and in the desired quantities. While we currently maintain alternative sources for raw materials, our businesses are subject to the risk of price fluctuations and periodic delays in the delivery of certain raw materials, component parts and specialty fasteners. Under one-year supply contracts for special bar quality steel, we have established the prices at which we will purchase much of our steel requirements for the remainder of 2003. We may not be able to renegotiate future prices under those contracts at prices favorable to us, depending on industry conditions. The domestic steel industry has experienced substantial financial instability due to numerous factors, including energy costs and the effect of foreign competition. In response to this instability, tariffs on imported steel were imposed by the U.S. government in March 2002. As a result, steel prices have been rising and we expect the net effect of the steel price increases to have an approximate $5.0 million negative impact on our financial results in 2003. See "Business--Materials and Supply Arrangements" in our annual report on Form 10-K incorporated by reference herein. In addition, a failure by our suppliers to continue to supply us with certain raw materials or component parts on commercially reasonable terms, or at all, would have a material adverse effect on us. Our energy costs are a substantial element of our cost structure. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

CONTINUING TRENDS AMONG OUR CUSTOMERS WILL INCREASE COMPETITIVE PRESSURES IN OUR BUSINESSES.

     The markets for our products are highly competitive. Our competitors include driveline component manufacturing facilities of existing OEMs, as well as independent domestic and international suppliers. Certain competitors of our businesses are large companies that have greater financial resources than us. At times, we may be in a position of competing with some of our own customers, such as Tier I suppliers which could have adverse consequences. We believe that the principal competitive factors for all of our businesses are product quality and conformity to customer specifications, design and engineering capabilities, product development, timeliness of delivery and price. In addition, our competitors may develop products that are superior to our products or may adapt more quickly than us to new technologies or evolving customer requirements. Continuing trends by our customers in many of our markets to limit their number of outside vendors have resulted in increased competition as many manufacturers and distributors have reduced prices to compete more effectively. In addition, financial and operating difficulties experienced by our major customers may result in further pricing pressures. We expect competitive pressures in our markets to remain strong. Such pressures arise from existing competitors, other companies that may enter our existing or future markets and, in certain cases, our customers, which may decide to internalize production of certain items sold by us. There can be no assurance that we will be able to compete successfully with our existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on us.

OUR PRODUCTS ARE SUBJECT TO CHANGING TECHNOLOGY, WHICH COULD PLACE US AT A COMPETITIVE DISADVANTAGE RELATIVE TO ALTERNATIVE PRODUCTS INTRODUCED BY COMPETITORS.

     We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We may, therefore, require significant ongoing and recurring additional capital expenditures and investment in research and development, manufacturing and other areas to remain competitive. We cannot assure you that we will be able to achieve the technological advances or introduce new products that may be necessary to remain competitive within our business. In addition, any decreasing demand by our customers in favor of plastics could have a material adverse effect. Further, we cannot assure you that any technology development by us can be adequately protected such that we can maintain a sustainable competitive advantage.

WE DEPEND ON THE SERVICES OF KEY INDIVIDUALS AND RELATIONSHIPS, THE LOSS OF WHICH WOULD MATERIALLY HARM US.

     Our success will depend, in part, on the efforts of our executive officers and other key employees. In addition, our future success will depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us. In addition, our largest stockholder, Heartland, provides us with valuable strategic, operational and financial support, the loss of which could materially adversely affect us.

WE MAY BE SUBJECT TO WORK STOPPAGES AT OUR FACILITIES OR THOSE OF OUR PRINCIPAL CUSTOMERS, WHICH COULD SERIOUSLY IMPACT THE PROFITABILITY OF OUR BUSINESS.

     As of December 29, 2002, approximately 46% of our work force was unionized, principally through the UAW. We experienced a labor strike at our Fraser, Michigan plant which lasted from July 1997 to June 1998 and involved approximately 140 employees. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. Recently, there has been an increase in labor organization at several of our facilities that led to two of our facilities becoming certified by the UAW in the past year.

     Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by automotive OEMs or their suppliers could result in slowdowns or closures of assembly plants where our products are included in assembled vehicles. For example, over the past four years, there have been a number of labor strikes against General Motors that have resulted in work stoppages at General Motors. UAW contracts with many of our customers are scheduled for renegotiation during the fourth quarter of 2003 and some of them will expire in the second quarter of 2004. In addition, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the Teamsters Union. Any interruption in the delivery of our customers' products would reduce demand for our products and could have a material adverse effect on us.

OUR STRATEGY MAY NOT SUCCEED IF ANTICIPATED OUTSOURCING FAILS TO OCCUR DUE TO UNION CONSIDERATIONS.

     Because of the economic benefits inherent in outsourcing to suppliers and the costs associated with reversing a decision to purchase products from an outside supplier, automotive OEMs' commitment to purchasing modules from outside suppliers, particularly on a "just-in-time" basis, are expected to increase. However, under the contracts currently in effect in the United States and Canada between each of Ford, General Motors and DaimlerChrysler with the UAW and the Canadian Auto Workers ("CAW"), in order for any of such automotive OEMs to obtain components from external sources that it currently produces, it must first notify the UAW or the CAW of such intention. If the UAW or the CAW objects to the proposed outsourcing, some agreement will have to be reached between the UAW or the CAW and the automotive OEM. Factors that will normally be taken into account by the UAW, the CAW and the automotive OEM include:

     o whether the proposed new supplier is technologically more advanced than the automotive OEM;

     o   whether the new supplier is unionized;

     o   whether cost benefits exist; and

     o whether the automotive OEM will be able to reassign union members whose jobs are being displaced to other jobs within the same factories.

     In the event that our predictions concerning such industry trends are not accurate or automotive OEMs are unable to outsource to us, it may have a material adverse effect on us.

A GROWING PORTION OF OUR REVENUE MAY BE DERIVED FROM INTERNATIONAL SOURCES, WHICH EXPOSES US TO CERTAIN RISKS.

     Approximately 21.9% of our pro forma sales in 2002 were derived from sales by our subsidiaries located outside of the United States. As part of our business strategy, we intend to expand our international operations through internal growth and acquisitions. Significant market share has shifted to foreign OEMs in the SUV and light truck platforms where we derive a significant portion of our sales. Sales outside of the United States, particularly sales to emerging markets, are subject to other various risks which are not present in sales within U.S. markets, including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, the difficulty of enforcing agreements and collecting receivables through certain foreign local systems, foreign customers may have longer payment cycles than customers in the U.S., more expansive legal rights of foreign unions, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect us.

WE MAY INCUR MATERIAL LOSSES AND COSTS AS A RESULT OF PRODUCT LIABILITY AND WARRANTY CLAIMS THAT MAY BE BROUGHT AGAINST US.

     We face an inherent business risk of exposure to product liability claims in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and/or property damage. We cannot assure you that we will not experience any material product liability losses in the future or that we will not incur significant costs to defend such claims. We cannot assure you that our product liability insurance coverage will be adequate for any liabilities that may ultimately be incurred or that it will continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a government-required or manufacturer-instituted recall involving such products. In the automotive industry, each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a materially adverse effect on our business. In the ordinary course of our business, contractual disputes over warranties can also arise. In the past five years or more, we have not been required to make any material payments in respect of warranty claims. In addition, we cannot assure you that claims will not be asserted against us with respect to former businesses disposed of by us, whether or not we are legally responsible or entitled to contractual indemnification. For example, in June 2002, we divested our controlling interest in TriMas. Certain of TriMas' subsidiaries have historical contingent and other liabilities, including liabilities associated with their former manufacture of asbestos-containing gaskets, for which we are indemnified. In the event of financial difficulty at one of our former businesses or otherwise, we cannot assure you that claims will not be made against us or that, to the extent arising from a TriMas business, TriMas will be in a position to meet its indemnification obligations.

OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY COMPLIANCE OBLIGATIONS AND LIABILITIES UNDER ENVIRONMENTAL LAWS AND REGULATIONS.

     We are subject to numerous and frequently changing federal, state, local and foreign environmental, and health and safety, laws and regulations that:

     o affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements; and

     o impose liability relating to contamination at our facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we (or a company or business for which we are responsible) are linked. Such liability may include, for example, investigation and clean-up of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

     We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. Our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws in several sites requiring cleanup related to disposal of wastes generated by them. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property. Additional sites may be identified at which we are a potentially responsible party under the federal Superfund law or similar state laws. We cannot assure you that these or other liabilities will not have a material adverse effect upon us. See "Business--Environmental Matters" in our Annual Report on Form 10-K incorporated by reference herein.

WE ARE CONTROLLED BY HEARTLAND, WHOSE INTERESTS IN OUR BUSINESS MAY BE DIFFERENT THAN YOURS.

     Heartland and its affiliates are able to control our affairs in all cases, except for certain actions specified in a shareholders agreement among Heartland, Credit Suisse First Boston Equity Partners, L.P. (including affiliated funds, "CSFB Private Equity"), Masco Corporation, Richard Manoogian and their various affiliates and certain other investors. Under the shareholders agreement, holders of approximately 94% of our outstanding shares of common stock have agreed to vote their shares for directors representing a majority of our board that have been designated by Heartland. You should consider that the interests of Heartland, as well as our other owners, will likely differ from yours in material respects. See "Certain Relationships and Related Party Transactions" in our Proxy Statement on Schedule 14A, a portion of which is incorporated by reference herein.

PROVISIONS OF THE SHAREHOLDERS AGREEMENT IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON OUR BUSINESS.

     Under the shareholders agreement referred to above, specified actions require the approval of representatives of CSFB Private Equity, until such time as we consummate a public common stock offering for at least $100 million in gross proceeds to us. Such actions include certain acquisitions by us, the selection of a chief executive officer, certain debt restructurings and any liquidation or dissolution of us. You should consider that we and our stockholders may be unable to agree with CSFB Private Equity on the implementation of such fundamental transactions and other matters. This sort of disagreement may materially and adversely affect us. In addition, directors designated by Heartland could block actions even if other directors deem them advisable.

RISKS RELATED TO THE NOTES

WE MAY NOT BE ABLE TO MANAGE OUR BUSINESS AS WE MIGHT OTHERWISE DO SO DUE TO OUR HIGH DEGREE OF LEVERAGE.

     We have debt that is substantial in relation to our stockholders' equity and we expect to incur further debt in the future to finance acquisitions. As of June 29, 2003, we had approximately $770.8 million of outstanding debt and approximately $598.9 million of stockholders' equity. If we effect an acquisition of the balance of the New Castle equity interests, we will incur additional debt (including senior subordinated notes) and preferred stock to finance the transaction. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q incorporated by reference herein. The degree to which we are leveraged will have important consequences, including the following:

     o our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

     o a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, thereby reducing the funds available to us for other purposes, including our obligations to pay rent in respect of our significant operating leases;

     o our operations are restricted by our debt instruments, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions, rent expense or other purposes;

     o indebtedness under our credit facility and the financing cost associated with our accounts receivable facility are at variable rates of interest, which makes us vulnerable to increases in interest rates;

     o our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors;

     o our substantial degree of leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

     o our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited.

     Our ability to service our debt and other obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. See "Description of Other Indebtedness and Our Preferred Stock" herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q incorporated by reference herein.

RESTRICTIONS IN OUR CREDIT FACILITY AND OTHER DEBT LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.

     Our credit facility and the indenture governing the notes has, and other debt we may incur may, contain covenants that restrict our ability to:

     o   pay dividends or redeem or repurchase capital stock;

     o   incur additional indebtedness and grant liens;

     o   make acquisitions and joint venture investments;

     o   sell assets; and

     o   make capital expenditures.

     Our credit facility also requires us to comply with financial covenants relating to, among other things, interest coverage and leverage. While we will have significant unutilized capacity under our revolving credit facility and receivables facility, our ability to utilize this liquidity depends upon compliance with financial covenants. In addition, our accounts receivable facility contains certain covenants similar to those in our credit facility and include requirements regarding the purchase and sale of receivables. We cannot assure you, however, that we will be able to satisfy any of these covenants in the future or that we will be able to pursue our new business strategies within the constraints of these or our revised covenants. If we cannot comply with the covenants in our debt instruments, we will be in default and unable to access required liquidity from our revolving credit and accounts receivable facilities and unable to make payments in respect of our indebtedness, including the notes. In addition, our accounts receivable facility contains concentration limits with respect to the percentage of receivables we can sell from a particular customer. If one or more of our customers were to merge with or be acquired by another of our customers, the amount of receivables of the surviving customer that we could sell may not be increased, resulting in a net lowering of the total amount of receivables we could sell. If the total amount of receivables we could sell were decreased, we could be materially adversely affected. Further, the concentration limits are based on the credit ratings of such particular customer. While we will implement credit hedging strategies to offset this risk, if one or more of our customers were to have its credit ratings downgraded and consequently the amount of receivables of such customer that we could sell were decreased, our business could be materially adversely affected.

     Our ability to comply with our covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of our covenants could result in an event of default under our credit facility, the indenture governing the notes or other indebtedness, which could cause an event of default under our accounts receivable facility and all or a portion of our lease financing. Such breach would permit the lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued interest, and the commitments of the lenders to make further extensions of credit under our credit facility could be terminated. In addition, such breach may cause a termination of our accounts receivable facility and of our various sale-leaseback arrangements. If we were unable to secure a waiver from our lenders or repay our credit facility indebtedness, our secured lenders could proceed against their collateral and our lessors could prevent us from using our valuable facilities and equipment that are under lease. We do not presently expect that alternative sources of financing will be available to us under these circumstances or available on attractive terms.

THE NOTES AND GUARANTEES ARE EFFECTIVELY JUNIOR TO ALL CLAIMS AGAINST OUR NON-GUARANTOR SUBSIDIARIES.

     Only our subsidiaries that also guarantee our obligations under the credit facility are required to guarantee the notes. Initially, this includes all of our domestic subsidiaries other than our receivables subsidiary and our special purpose subsidiary that owns a minority investment in Saturn. However, we have significant non-U.S. assets and operations. For the year ended December 29, 2002, our non-U.S. subsidiaries had sales of $320.6 million, total net operating assets of $332.6 million and Adjusted EBITDA of $55.0 million. Holders of notes will be structurally subordinate to claims against our non-guarantor subsidiaries.

WE MAY BE PREVENTED FROM FINANCING, OR MAY NOT HAVE THE ABILITY TO RAISE FUNDS NECESSARY TO FINANCE, THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE AND THE NOTES.

     Upon certain change of control events, each holder of outstanding notes may require us to purchase all or a portion of our notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Our ability to purchase the notes upon a change of control event may be prohibited by the terms of our credit facility or future credit facilities. Future agreements may contain a similar provision. Certain change of control events will constitute events of default under our credit facility and termination events under our accounts receivable facility and, absent a consent or waiver, we would be required to repay all amounts owed by us under our credit facility and wind down our accounts receivable facility. We cannot assure you that we would be able to repay amounts outstanding under our credit facility or replace our accounts receivable facility. The source of funds for any purchase of notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or new controlling person. This could also adversely impact our leasing arrangements. We cannot assure you that any of these sources will be available. Any requirement to offer to purchase any outstanding notes may result in us having to refinance our outstanding debt or obtain necessary consents under our other debt agreements to repurchase the notes, which we may not be able to do. In such case, our failure to purchase notes following a change of control would constitute an event of default under the indenture which would, in turn, constitute a default under our credit facility. In addition, even if we were able to refinance such debt, such financing may be on terms unfavorable to us.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Creditors of any business are protected by fraudulent conveyance laws which differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by our subsidiaries and their grant of second priority liens. A guarantee may be voided by a court, or subordinated to the claims of other creditors, if

     o that guarantee was incurred with actual intent to hinder, delay or defraud any present or future creditor of the subsidiary, or

     o that subsidiary did not receive fair consideration, or reasonably equivalent value, for issuing its guarantee and the subsidiary

         -- was insolvent or was rendered insolvent by reason of issuing the guarantee,

         -- was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

         -- intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

     We cannot be certain as to the standard that a court would use to determine whether the guarantor subsidiaries were solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the notes would not be voided. If a guarantee of a subsidiary was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely our creditors and creditors of our other subsidiaries that have guaranteed the notes. The notes then would be effectively subordinated to all obligations of that subsidiary. Since Metaldyne is a holding company, if all guarantees were voided, that would result in the holder of notes having claims that would not be paid prior to substantially all of the other debt and liabilities of the consolidated group of entities. To the extent that the claims of the holders of the notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees are voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of holders of the notes.

     Based upon financial and other information, we believe that the notes and the guarantees are being incurred for proper purposes and in good faith and that we are and each subsidiary is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. We cannot assure you, however, that a court reviewing these matters would agree with us. A legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of our issuance of the notes.

YOU CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE NOTES WILL DEVELOP.

     There has previously been only a limited secondary market for the notes. We do not intend to list the notes on any national securities exchange or the Nasdaq stock market or to seek the admission thereof to trading on any automated quotation system. No assurance can be given that an active public or other market will develop for the notes or as to the liquidity of or the trading market for the notes. If a trading market does not develop or is not maintained, holders of the notes may experience difficulty in reselling the notes or may be unable to sell them at all. If a market for the notes develops, any such market may be discontinued at any time. If a public trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities, and the price at which the holders of notes will be able to sell such notes is not assured and the notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the exchange notes may trade at a discount from their principal amount.

                                USE OF PROCEEDS

     This prospectus is delivered in connection with the sale of notes by CSFB in market-making transactions. We will not receive any of the proceeds from such transactions.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial information has been derived from the audited historical financial statements and related notes of Metaldyne in our Current Report on Form 8-K dated August 22, 2003 for the fiscal year ended December 29, 2002 and unaudited historical financial statements and related notes of Metaldyne in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2003 and incorporated by reference in this prospectus, adjusted to give pro forma effect to the TriMas divestiture and related financings.

     The unaudited pro forma combined statements of operations for the year ended December 29, 2002, give pro forma effect to the TriMas divestiture and related financings as if they had occurred on January 1, 2002. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland Industrial Partners, L.P. and Credit Suisse First Boston Equity Partners, L.P. We do not expect to recognize any gain or loss as a result of the TriMas divestiture due to the continuing contractual control of TriMas by Heartland.

     Effective December 30, 2002, we adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections." SFAS 145, among other things, requires us to reclassify the loss on repurchase of debentures and early retirement of term loan of $68.9 million (or $43.4 million, net of tax) originally recorded as an extraordinary loss in the December 29, 2002 financial statements to other income/expense. As a result, the historical Metaldyne financial information presented for all prior periods gives effect to this reclassification. The 2002 financial statements incorporated by reference do not give effect to this reclassification. This adoption of this pronouncement does not impact net loss, operating profit or Adjusted EBITDA. As we make our regular Exchange Act filings with quarterly and/or annual financial data, prior period financial information contained therein for comparative purposes will be updated to conform with the requirements of SFAS 145.

     The unaudited pro forma consolidated financial statements are presented for informational purposes only and do not purport to represent what our results of operations or financial position would actually have been had the referenced TriMas divestiture and the offering occurred at such time or to project our results of operations for any future period or date.

     The pro forma adjustments are based upon available information and various assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Other information included under this heading has been presented to provide additional analysis.

     The unaudited pro forma consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the related notes to such financial statements included in our Current Report on Form 8-K dated August 22, 2003 incorporated by reference in this prospectus.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 29, 2002
                     (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                        FOR THE FIVE
                                                     METALDYNE          MONTHS ENDED         PRO FORMA        METALDYNE
                                                     HISTORICAL      TRIMAS HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                ------------------- ------------------- ------------------ ---------------
Net sales .....................................    $   1,793.4           $   328.6         $      --         $   1,464.8
Cost of sales .................................       (1,494.3)             (227.8)               --            (1,266.5)
                                                   -----------           ---------         ---------         -----------
 Gross profits ................................          299.1               100.8                --               198.3
SG&A expenses .................................         (176.6)              (54.4)               --              (122.2)
Legacy restricted stock award expense .........           (4.9)               (0.3)               --                (4.6)
Restructuring charges .........................           (3.5)                 --                --                (3.5)
                                                   -----------           ---------         ---------         -----------
Operating profit ..............................          114.1                46.1                --                68.0
Other income (expense), net:
 Interest expense .............................          (91.1)                 --              17.1 (1)           (74.0)
 Equity (loss) from affiliates ................           (1.4)                 --               5.2 (2)             3.8
 Loss on interest rate arrangements upon
   early retirement of term loans .............           (7.5)                 --                --                (7.5)
 Loss on repurchase of debentures and
   early retirement of term loans .............          (68.9)(5)              --                --               (68.9)
 Other, net ...................................           (9.1)                1.9               1.6 (3)            (9.4)
                                                   -----------           ---------         ---------         -----------
 Other income (expense), net ..................         (178.0)                1.9             23.90              (156.0)
Income (loss) before taxes ....................          (63.9)               48.0             (23.9)              (88.0)
Income taxes ..................................           39.0                (5.0)             (9.1) (4)           34.9
                                                   -----------           ---------         ----------        -----------
 Income (loss) from continuing
   operations .................................          (24.9)               43.0              14.8               (53.1)
Preferred stock dividends .....................            9.1                  --                --                 9.1
                                                   -----------           ---------         ----------        -----------
Earnings (loss) before change in
 accounting principle attributable to
 common stock .................................    $     (34.0)          $    43.0         $    14.8         $     (62.2)
                                                   ===========           =========         ==========        ===========
Weighted average shares outstanding ...........         42,650                                                    42,650
Basic and diluted earnings per share ..........    $     (0.80)                                              $     (1.46)



See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 29, 2002 include adjustments necessary to reflect the estimated effect of the TriMas divestiture and related financings as if they had each occurred on January 1, 2002.

Certain amounts in the TriMas historical information have been adjusted as compared to previous unaudited pro forma financial information to reflect refined estimates based on actual results.

(1) Represents the pro forma adjustment to reduce Metaldyne's historical interest expense for debt repayments from the proceeds of the TriMas divestiture compared with the historical interest expense allocated to TriMas. The pro forma interest savings are calculated using interest rates in effect during the pro forma periods noted (varied from 8.75% to 5.75% for Tranche A and from 9.5% to 6.5% for Tranche B and C).





                                                                                     EFFECT OF DEBT
                                                                                      REPAYMENT ON
                                                                                    INTEREST EXPENSE
                                                                                   -----------------
                                                                                      FISCAL YEAR
                                                                      AMOUNT OF          ENDED
                                                                         DEBT         DECEMBER 29,
                                                                      REPAYMENT           2002
                                                                     -----------   -----------------
   Impact of use of proceeds from TriMas divestiture:
   Tranche A term loan ...........................................    $ (200.3)         $  (5.1)
   Tranche B term loan ...........................................      (213.1)            (6.0)
   Tranche C term loan ...........................................       (82.6)            (2.4)
   4.5% subordinated debentures (including accretion of bond
    discount) ....................................................      (206.5)           (10.0)
   Revolving credit facility interest (a) ....................................             (0.2)
                                                                                        -------
      Subtotal of interest decrease due to TriMas divesture ..................            (23.7)
   Impact of use of proceeds from financings related to TriMas divestiture:
   $250 million senior subordinated notes due 2012 issued.........    $  250.0             13.8
   Tranche A term loan ...........................................       (95.9)            (2.7)
   Tranche B term loan ...........................................      (105.7)            (3.3)
   Tranche C term loan ...........................................       (41.0)            (1.2)
                                                                                        -------
      Subtotal of interest increase due to financings related to TriMas
       divestiture ...........................................................              6.6
       Pro forma interest expense adjustment .................................          $ (17.1)
                                                                                        =======



  ----------
      (a) Reflects the impact of reduced commitment fees as a result of the reduced commitments under Metaldyne's revolving credit facility.

(2) Represents the adjustment to reflect Metaldyne's 34% share of TriMas' pro forma net income on the equity method of accounting.




                                                                                 FISCAL YEAR
                                                                              ENDED DECEMBER 29,
                                                                                     2002
                                                                             -------------------
   TriMas pro forma net income (a) .......................................         $ 15.2
   Metaldyne's ownership interest (b) ....................................             34%
                                                                                   ------
   Pro forma adjustment to equity and other income (loss) from affiliates          $  5.2
                                                                                   ======



  ----------
      (a) Represents TriMas historical net income adjusted for its pro forma capital structure and standalone headquarter costs.

      (b) Represents Metaldyne's remaining ownership percentage in TriMas after the TriMas divestiture.

(3) Represents the adjustment to reflect the change in Other, net for activity related to debt fee amortization and a decreased loss on sale of receivables arising from the proceeds of the TriMas divestiture to the reduction of the accounts receivable facility as provided for by the Metaldyne credit agreement.

                                                                       EFFECT OF DEBT
                                                                        REPAYMENT AND
                                                                        REDUCTION IN
                                                                     ACCOUNTS RECEIVABLE
                                                                         SECURITIZED
                                                                    --------------------
                                                                         FISCAL YEAR
                                                                     ENDED DECEMBER 29,
                                                                            2002
                                                                    --------------------
   Impact of the TriMas divestiture:
    Reduction in debt fee amortization ..........................          $  0.9
    Accounts receivable securitization ..........................             0.7
                                                                           ------
   Total reduction to Other, net due to debt fee amortization and
    accounts receivable securitization expense ..................          $  1.6
                                                                           ======

(4) To reflect the estimated tax effect of the above adjustments at our marginal tax rate of 38%, with the exception of the adjustment shown in this Note 4, which is recorded on an after-tax basis.

(5) Amount represents a one-time charge, including prepayment penalties, write-offs of capitalized debt issuance costs and a write-off of the unamortized discount on the 4.5% subordinated debenture related to the early retirement and refinancing of a prior credit facility recorded in fiscal 2002. Due to the adoption of SFAS No. 145, "Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," in fiscal 2003, this charge has been reclassified from an extraordinary item classification in the historical financial statement to Other income (expense), net.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the five years ended December 29, 2002 and the six months ended June 30, 2002 and June 29, 2003. In November 28, 2000, Metaldyne was acquired by an investor group led by Heartland Industrial Partners, L.P. The pre-acquisition basis of accounting for periods prior to November 28, 2000 is reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable.

                                  PRE-ACQUISITION BASIS
                          --------------------------------------
                           YEAR ENDED   YEAR ENDED    1/1/2000-
                           12/31/1998   12/31/1999   11/27/2000
                          ------------ ------------ ------------
Ratio of earnings to
 fixed charges/
 deficiency (1) .........      2.5x         2.4x         2.7x



                                                POST-ACQUISITION BASIS
                          -------------------------------------------------------------------
                                                                           SIX MONTHS ENDED
                                                                         --------------------
                           11/28/2000-   YEAR ENDED       YEAR ENDED      JUNE 30,   JUNE 29,
                            12/31/2000   12/31/2001   DECEMBER 29, 2002     2002       2003
                          ------------- ------------ ------------------- ---------- ---------
Ratio of earnings to
 fixed charges/
 deficiency (1) ......... --            --           --                      1.2x       --



----------
(1) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income or loss from continuing operations before income taxes, exclusive of income or loss from equity method investments, plus fixed charges, plus amortization of capitalized interest and income distributions from equity method investments, less capitalized interest. Fixed charges include interest expense (including amortization of deferred financing costs), capitalized interest and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%). For the period ended December 31, 2000, year ended December 31, 2001, year ended December 29, 2002 and six months ended June 29, 2003, additional earnings of $41.6 million, $56.9 million, $62.5 million and $9.4 million, respectively, would have been required to make the ratio 1.0x.

           DESCRIPTION OF OTHER INDEBTEDNESS AND OUR PREFERRED STOCK

CREDIT FACILITY

     In July 2003, we amended our credit facility to, among other things, modify certain financial and negative covenants and permit us to complete the acquisition of DaimlerChrysler's common and preferred interest in the New Castle joint venture under certain conditions. Under such amendment, the applicable margins used to calculate our interest rates and our unutilized revolving credit commitment fees have been increased. In addition, our revolving credit commitments have been reduced by $50.0 million.

  GENERAL

     Metaldyne and Metaldyne Company LLC are party to a credit facility with JPMorgan Chase Bank, as administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent, Comerica Bank, as documentation agent, First Union National Bank, as documentation agent, National City Bank, as documentation agent, Bank One, NA, as documentation agent, J.P. Morgan Securities Inc. and Credit Suisse First Boston, as joint bookrunners and joint lead arrangers, and the other lenders party thereto.

     The credit facility presently consists of a senior revolving credit facility that matures in December 2007 and the tranche D senior term loan facility that matures in December 2009. The revolving credit facility is comprised of a total principal amount commitment of $200 million. The tranche D facility is comprised of loans in a total principal amount of $399.5 million as of June 29, 2003. Up to $100 million of our revolving credit facility is available for permitted acquisitions and we are required to reserve $100 million of our revolving credit facility availability, which is approximately equal to the outstanding principal amount of our 4.5% subordinated debentures for retirement of such remaining debentures (which will terminate once we have retired all debentures with the proceeds of this offering). The revolving credit facility matures on May 28, 2007 and the tranche D facility matures on December 31, 2009.

     The obligations under the credit facility are secured and are unconditionally and irrevocably guaranteed jointly and severally by us and each existing and subsequently acquired or organized domestic subsidiary of Metaldyne, other than MTSPC, Inc. and Saturn Holdings (the holder of the equity interest in Saturn), pursuant to the terms of a separate guarantee agreement.

     Although no foreign subsidiaries are currently borrowers under the credit facility, such entities may borrow under the facility in the future.

  SECURITY INTERESTS

     Our borrowings under the credit facility are secured by a first priority perfected security interest in:

     o the capital stock of Metaldyne Company LLC and all of the capital stock held by Metaldyne, Metaldyne Company LLC or any domestic subsidiary of Metaldyne and of each existing and subsequently acquired or organized subsidiary of Metaldyne (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the capital stock of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to Metaldyne or Metaldyne Company LLC); and

     o all tangible and intangible assets of Metaldyne, Metaldyne Company LLC and each existing or subsequently acquired or organized domestic subsidiary of Metaldyne, other than MTSPC, Inc. and Saturn Holdings, with certain exceptions as set forth in the credit facility.

  INTEREST RATES AND FEES

     Borrowings under the credit facility will bear interest, at our option, at either:

     o   a base rate used by JPMorgan Chase Bank, plus an applicable margin; or

     o a eurocurrency rate on deposits for one, two, three or six month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.

     The applicable margin on loans is subject to change depending on the leverage ratio. As of June 29, the applicable margins on our revolving loans which are base rate loans was 2.75% and on eurocurrency loans was 3.75%; the applicable margin on tranche D loans which are base rate loans was 1.75% and on eurocurrency loans was 2.75%. These are expected to increase as a result of the pending amendment.

     We also pay the lenders a commitment fee on the unused commitments under the credit facility equal to 0.75% per annum if less than 50% of the revolving facility commitments are outstanding and 0.50% per annum is to be paid if 50% or more of the revolving facility commitments are outstanding, in each case, payable quarterly in arrears. The commitment fee is subject to reduction depending on the leverage ratio. These are expected to increase as a result of the pending amendment.

  MANDATORY AND OPTIONAL REPAYMENT

     Subject to exceptions for reinvestment of proceeds and other exceptions and materiality thresholds, we are required to prepay outstanding loans under the credit facility with excess cash flow, the net proceeds of certain asset dispositions, casualty and condemnation recovery events and incurrences of permitted debt.

     We may voluntarily prepay loans under the credit facility without prepayment premiums, in whole or in part, subject to minimum prepayments.

  COVENANTS

     The credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries. The credit facility contains the following negative covenants and restrictions, among others: restrictions on debt, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, asset dispositions, sale-leaseback transactions, hedging agreements, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, restrictive agreements, amendments to charter, by-laws and other material documents. The credit facility also requires us and our subsidiaries to meet certain financial covenants and ratios computed quarterly. Our negative covenants are expected to be modified in connection with this offering to permit this offering, to permit certain additional sale-leasebacks if a portion of the proceeds is used to retain term debt and to permit the New Castle acquisition if certain financial covenants are satisfied. Our financial covenants are expected to be modified in connection with this offering to provide for greater maximum total leverage and lower minimum interest coverage ratios.

     The credit facility contains the following affirmative covenants, among others: mandatory reporting of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain events of default and other events, written notice of change of any information affecting the identity of the record owner or the location of collateral, preservation of existence and intellectual property, payment of obligations, maintenance of properties and insurance, notice of casualty and condemnation, access to properties and books by the lenders, compliance with laws, use of proceeds and letters of credit, additional subsidiaries and interest rate protection agreements.

  EVENTS OF DEFAULT

     The credit facility specifies certain customary events of default, including, among others, nonpayment of principal, interest or fees, violation of covenants, cross-defaults and cross-accelerations, inaccuracy of representations and warranties in any material respect, bankruptcy and insolvency events, change of control, failure to maintain security interests, specified ERISA events, one or more judgments for the payment of money in an aggregate amount in excess of $15.0 million, the guarantees shall cease to be in full force and effect or the subordination provisions of any of our subordinated debt are found to be invalid.

SUBORDINATED DEBENTURES

     As of June 29, 2003, we have $98.5 million principal amount of 4 1/2% Subordinated Debentures due December 15, 2003 outstanding, all of which is expected to be repaid with proceeds from this offering. See "Use of Proceeds." Each $1,000 principal amount of convertible debentures was convertible prior to the recapitalization into shares of our common stock at a conversion price of $31.00 a share. As a result of the November 2000 acquisition, the debentures are convertible into the right to receive the merger consideration paid to common stockholders in the November 2000 acquisition at a conversion price of $31.00 per the consideration payable with respect to a share of common stock and, accordingly, are not expected to be converted.

     Interest at a rate of 4 1/2% is paid semi-annually on the convertible debentures on June 15 and December 15 to record holders of the convertible debentures on the preceding June 1 or December 1, respectively. The debentures mature on December 15, 2003. The debentures can be redeemed by us at any time, in whole or in part, upon not less than thirty days' nor more than sixty days' notice at a redemption price of 100.50% of the principal amount outstanding if such redemption is prior to December 15, 2002; and at 100.00% of the principal outstanding amount if such redemption is after December 15, 2002.

OTHER DEBT

     As of December 29, 2002, we had approximately $29.0 million of other debt consisting primarily of industrial revenue bonds and government loans.

SERIES A PREFERRED STOCK

     In connection with the November 2000 acquisition, we issued 361,001 shares of Series A Preferred Stock to Masco Corporation having an aggregate initial liquidation preference of $36.1 million. The holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series A Preferred Stock for each quarterly dividend period at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005, plus, in either case, 2% per annum for any period for which there are any accrued and unpaid dividends. Accrued and unpaid dividends on the Series A Preferred Stock accrue additional dividends, compounded quarterly, at the then applicable quarterly dividend rate.

     All then outstanding shares of Series A Preferred Stock are mandatorily redeemable by us, out of legally available funds, on December 31, 2012 at a redemption price of 100% of their liquidation preference, equal to $100 for each share of Series A Preferred Stock. Additionally, at any time after December 31, 2005, or at any time before such date using the net proceeds from issuances of shares of our capital stock, we may redeem the Series A Preferred Stock, in whole or in part, out of legally available funds, at our option by a resolution of our board of directors, at a redemption price of 101% of their liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we are required to declare a dividend on the Series A Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including additional dividends) on the Series A Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends (including additional dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including additional dividends) are to be added to the redemption price.

     If a change in control, as defined in our certificate of incorporation, occurs at any time, each holder of Series A Preferred Stock has the right to require us to purchase such holder's Series A

Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date. Additionally, in the event of an equity offering triggering event, which is defined in our certificate of incorporation and includes certain excess proceeds from certain equity offerings and an initial public offering, each holder of Series A Preferred Stock has the right to require us to purchase such holder's Series A Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, subject to certain limitations set forth in our certificate of incorporation.

     In the event of any liquidation, dissolution or winding-up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of Series A Preferred Stock are entitled to receive, out of our remaining assets, $100 in cash for each share of Series A Preferred Stock they hold, plus an amount equal to all dividends (including additional dividends) accrued and unpaid on each share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series A Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding-up of our affairs, the Series A Preferred Stock ranks prior to all our other capital stock outstanding at the time it was issued.

     Except as required by law or otherwise as set forth in our certificate of incorporation, the holders of Series A Preferred Stock do not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series A Preferred Stock are entitled to one vote per share regarding matters on which they are entitled to vote. The Series A Preferred Stock is not convertible and has no preemptive rights.

     In case at any time (i) the equivalent of six or more full quarterly dividends on the Series A Preferred Stock out of any eight consecutive quarterly dividend periods are in arrears or (ii) we fail to make a mandatory redemption of shares of Series A Preferred Stock or (iii) we fail to comply in any material respect with the provisions in our certificate of incorporation relating to a change in control or an equity offering triggering event, the exclusive remedy for such matters, until cured, is that the number of members of our board of directors is automatically be increased by one and the holders of a majority of the outstanding shares of Series A Preferred Stock are entitled, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.

     Our certificate of incorporation provides that, so long as any shares of the Series A Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of a majority of all of the outstanding shares of Series A Preferred Stock is required for us to take certain actions which could adversely affect holder of Series A Preferred Stock, including to allow any of our subsidiaries to issue any preferred stock (other than to us or another one of our subsidiaries) or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series A Preferred Stock would be cashed out for less than 100% (or, if the transaction would constitute a change of control, 101%) of their liquidation preference, plus any accrued and unpaid dividends.

SERIES B PREFERRED STOCK

     In connection with the acquisition of GMTI, we issued 184,153 shares of Series B Preferred Stock to representatives for the original sellers of GMTI having an aggregate initial liquidation preference of $18,415,300.

     The holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series B Preferred Stock for each semi-annual dividend period equal to their liquidation preference, in effect as of the end of the immediately preceding semi-annual dividend period, of such share multiplied by a rate equal to 5.75% (or the equivalent of 11.5% per annum). Any accrued dividends not paid at the end of any semi-annual dividend period is added to the liquidation preference of the Series B Preferred Shares and dividends thereafter accrue on such amount so as to achieve semi-annual compounding.

     All then outstanding shares of Series B Preferred Stock are mandatorily redeemable by us, out of legally available funds, on June 15, 2013 at a redemption price of 100% of their then liquidation preference, equal to $100 for each share of Series B Preferred Stock plus all amounts added at the end of any semi-annual dividend period as provided in the immediately preceding paragraph. Additionally, at any time, we may redeem the Series B Preferred Stock, in whole or in part, out of legally available funds, at our option by a resolution of our board of directors, at a redemption price of 100% of their then liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we are required to declare a dividend on the Series B Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends are to be added to the redemption price.

     If a preferred stock change in control, as defined in the certificate of designations governing the Series B Preferred Stock, occurs at any time, each holder of Series B Preferred Stock has the right to require us to purchase such holder's Series B Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 100% of their then liquidation preference, plus accrued and unpaid dividends to the purchase date. Additionally, in the event of a preferred stock equity offering triggering event, which is defined in the certificate of designations governing the Series B Preferred Stock in a manner similar to that in the Series A preferred stock, each holder of Series B Preferred Stock has the right to require us to purchase such holder's Series B Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 100% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, but only to the extent of any preferred stock exceeds proceeds, as defined in the certificate of designations governing the Series B Preferred Stock, received by us from a preferred stock equity offering triggering event.

     In the event of any liquidation, dissolution or winding-up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of Series B Preferred Stock are entitled to receive, out of our remaining assets, an amount equal to $100, plus all amounts added at the end of any semi-annual dividend period for each share of Series B Preferred Stock they hold, plus all dividends accrued and unpaid on such share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series B Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding-up of our affairs, the Series B Preferred Stock ranks junior to all Series A Preferred Stock outstanding at the time of issuance of the Series B Preferred Stock and prior to all our other capital stock outstanding at the time it was issued.

     Except as required by law or otherwise as set forth in the certificate of designations governing the Series B Preferred Stock, the holders of Series B Preferred Stock do not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series B Preferred Stock are entitled to one vote per share regarding matters on which they are entitled to vote. The Series B Preferred Stock is not convertible and has no preemptive rights.

     In case at any time (i) we fail to make a mandatory redemption of shares of Series B Preferred Stock or (ii) we fail to comply in any material respect with the provisions in the certificate of designations governing the Series B Preferred Stock relating to a preferred stock change in control or a preferred stock equity offering triggering event, the remedy for such matters, until cured, is that the number of members of our board of directors is automatically increased by one and the holders of a majority of the outstanding shares of Series B Preferred Stock are entitled, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.

     The certificate of designations governing the Series B Preferred Stock provides that, so long as any shares of the Series B Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of a majority of all of the outstanding shares of Series B Preferred Stock is required for us to take certain actions which could adversely affect holders of Series B Preferred Stock, including to allow for the issuance of senior stock or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series B Preferred Stock would be cashed out for less than 100% of their then liquidation preference, plus any accrued and unpaid dividends.

SECURITIES TO BE ISSUED TO DAIMLERCHRYSLER IN CONNECTION WITH THE NEW CASTLE ACQUISITION

     The following summarizes the terms of debt securities and preferred stock we expect to issue to DaimlerChrysler in the event that we exercise our call option to acquire the balance of the equity in the New Castle joint venture. There is also a cash component to the purchase price, which we have not yet determined how it will be financed. It is likely that it will be financed through additional debt, use of our receivables financing and/or sale-leaseback financings. The following securities will only be issued in connection with the acquisition of the New Castle joint venture.

  10% TEN YEAR SENIOR SUBORDINATED NOTES

     In the event we exercise our call option with respect to the New Castle joint venture, we have agreed to issue to DaimlerChrysler $31,746,000 aggregate principal amount of 10% senior subordinated notes which mature on the 10th anniversary of the 15th day of the month in which the notes are originally issued. The 10% senior subordinated notes will rank pari passu in right of payment with the 11% senior subordinated notes due 2012 and will be guaranteed by each of our subsidiaries that guaranteed the 11% senior subordinated notes due 2012. The terms of the 10% senior subordinated notes will be substantially the same as the terms of the 11% senior subordinated notes due 2012.

     The 10% senior subordinated notes will be redeemable, in whole part or in part, at any time prior to the fifth anniversary of the 15th day of the month in which the notes are originally issued, at our option, at a redemption price equal to the sum of the present values of the remaining scheduled payments discounted to the redemption date on a semi-annual basis at an adjusted treasury rate, plus accrued and unpaid interest, if any, to the applicable date of redemption.

     At any time prior to the fifth anniversary of the 15th day of the month in which the 10% senior subordinated notes are originally issued, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 10% senior subordinated notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more equity offerings, provided that at least 65% of the aggregate principal amount of the 10% senior subordinated notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by us and our subsidiaries) and the redemption must occur within 120 days of the date of the closing of such equity offering.

     After the fifth anniversary of the 15th day of the month in which the 10% senior subordinated notes are originally issued, we may redeem all or a part of the 10% senior subordinated notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on the anniversary of the 15th day of the month in which the notes are originally issued indicated below:

ANNIVERSARY                        REDEMPTION PRICE
-----------                        ----------------
  Fifth .........................       105.000%
  Sixth .........................       103.333%
  Seventh .......................       101.667%
  Eighth and thereafter .........       100.000%



     Upon the occurrence of a change of control (to be defined in the same manner as such term is defined in the indenture governing the 11% senior subordinated notes due 2012), we will be required to make an offer to purchase each holder's 10% senior subordinated notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

     The indenture governing the 10% senior subordinated notes will contain substantially the same restrictive covenants (including, among others, limitations on indebtedness, restricted payments, liens, asset dispositions, change of control and transactions with affiliates) which are contained in the indenture governing the 11% senior subordinated notes due 2012. The commencement date for calculation of the restricted payments basket contained in the indenture governing the 10% senior subordinated notes will be June 30, 2002, which is the same date that is contained in the indenture governing the 11% senior subordinated notes due 2012.

     The initial holders of the 10% senior subordinated notes will have the right, at any time after they have sold at least $5 million in aggregate principal amount of the 10% senior subordinated notes, to make a written demand that we use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the notes for SEC-registered notes with terms identical (except that the exchange notes will not be subject to restrictions on transfer) or relating to a shelf registration. We are subject to the payment of financial penalties if we do not timely comply with these obligations.

  SERIES A-1 PREFERRED STOCK

     In the event we exercise our call option with respect to the New Castle joint venture, we have agreed to issue to DaimlerChrysler 644,540 shares of Series A-1 Preferred Stock having an aggregate initial liquidation preference of $64.5 million. The holders of Series A-1 Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series A-1 Preferred Stock for each quarterly dividend period at a rate of 11% per annum, plus 2% per annum for any period for which there are any accrued and unpaid dividends. Accrued and unpaid dividends on the Series A-1 Preferred Stock will accrue additional dividends, compounded quarterly, at the then applicable quarterly dividend rate.

     All then outstanding shares of Series A-1 Preferred Stock will be mandatorily redeemable by us, out of legally available funds, on the dividend payment date immediately following the 10th anniversary of their issue date at a redemption price of 100% of their liquidation preference, equal to $100 for each share of Series A-1 Preferred Stock. Additionally, we may redeem the Series A Preferred Stock, in whole or in part, out of legally available funds, at our option at any time by a resolution of our board of directors, for a cash redemption price of 100% of their liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we will be required to declare a dividend on the Series A-1 Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including additional dividends) on the Series A-1 Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends (including additional dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including additional dividends) will be added to the redemption price.

     If a change in control, as will be defined in our certificate of incorporation, occurs at any time, each holder of Series A-1 Preferred Stock will have the right to require us to purchase such holder's Series A-1 Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends (including additional dividends) to the purchase date. Additionally, in the event of an equity offering triggering event, which will be defined in our certificate of incorporation and will include certain excess proceeds from certain equity offerings and an initial public offering, each holder of Series A-1 Preferred Stock will have the right to require us to purchase such holder's Series A-1 Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, subject to certain limitations to be set forth in our certificate of incorporation.

     In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts, the liquidation preference on the Series A Preferred Stock and other liabilities, the holders of Series A-1 Preferred Stock will be entitled to receive, out of our remaining assets, $100 in cash for each share of Series A-1 Preferred Stock they hold, plus an amount equal to all dividends (including additional dividends) accrued and unpaid on each share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series A-1 Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of our affairs, the Series A-1 Preferred Stock will rank junior to the Series A Preferred Stock and prior to the Series B Preferred Stock, all of our common stock and any other stock ranking (as to any such distribution) junior to the Series A-1 Preferred Stock.

     Except as required by law or otherwise as set forth in our certificate of incorporation, the holders of Series A-1 Preferred Stock will not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series A-1 Preferred Stock will be entitled to one vote per share regarding matters on which they are entitled to vote. The Series A-1 Preferred Stock will not convertible and will have no preemptive rights.

     In case at any time (i) the equivalent of six or more full quarterly dividends on the Series A-1 Preferred Stock out of any eight consecutive quarterly dividend periods are in arrears (if during such six or more quarterly periods the terms of our debt instruments and the terms of any senior securities would have permitted the payment of such dividends in cash) or (ii) we fail to make a mandatory redemption of shares of Series A-1 Preferred Stock or (iii) we fail to comply in any material respect with the provisions in our certificate of incorporation relating to a change in control or an equity offering triggering event, the exclusive remedy for such matters, until cured, will be that the number of members of our board of directors is automatically increased by one and the holders of a majority of the outstanding shares of Series A-1 Preferred Stock are entitled (but not obligated), in their discretion, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.

     Our certificate of incorporation will provide that, so long as any shares of the Series A-1 Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of at least two-thirds of all of the outstanding shares of Series A-1 Preferred Stock will be required for us to take certain actions which could adversely affect holders of Series A-1 Preferred Stock, including to allow for the issuance of capital stock ranking on a parity with or prior to the Series A-1 Preferred Stock in right of payment as to dividends or upon liquidation, dissolution or winding-up of our affairs, or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series A-1 Preferred Stock would be cashed out for less than 100% (or, if the transaction would constitute a change of control, 101%) of their liquidation preference, plus any accrued and unpaid dividends (including additional dividends).

     We will have the right, at our option by resolution of our board of directors, to exchange in whole, but not in part, the then outstanding shares of Series A-1 Preferred Stock for 11% Subordinated Notes with a principal amount equal to the liquidation preference (plus, without duplication, any Additional Dividends) of the Series A-1 Preferred Stock so exchanged and which mature on the 10th anniversary of the issue date of the Series A-1 Preferred Stock. In the event the Series A-1 Preferred Stock have been exchanged for Series A-2 Preferred Stock pursuant to a registered exchange offer as described below, our option to effect the exchange for 11% Subordinated Notes will apply to the Series A-2 Preferred Stock. The terms of the 11% Subordinated Notes will be substantially the same as the terms of the 10% senior subordinated notes described above, except that the 11% Subordinated Notes will be subordinated to the 10% senior subordinated notes and will not be guaranteed by any of our subsidiaries. Our option to effect the exchange will be subject to certain conditions to be described in our certificate of incorporation.

     The initial holders of the Series A-1 Preferred Stock will have the right, at any time after they have sold at least 25% of the outstanding Series A-1 Preferred Stock, to make a written demand that we use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Series A-1 Preferred Stock for SEC-registered Series A-2 Preferred Stock with terms identical to the Series A-1 Preferred Stock (except that the Series A-2 Preferred Stock will not be subject to restrictions on transfer) or for a shelf registration.

     For so long as the initial holders and their affiliates beneficially own at least $5 million in initial aggregate liquidation preference of Series A-1 Preferred Stock or Series A-2 Preferred Stock, the initial holders will have certain board observer and information rights. If we effect the exchange of the preferred stock for 11% Subordinated Notes, these board observer and information rights will terminate. We are subject to the payment of financial penalties if we do not timely comply with these obligations.

                             DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Metaldyne" refers only to Metaldyne Corporation and not to any of its subsidiaries.

     Metaldyne issued the notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement will be available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

The Notes

     The notes:

     o   are general unsecured obligations of Metaldyne;

     o are subordinated in right of payment to all existing and future Senior Debt of Metaldyne, including under the Credit Agreement;

     o are pari passu in right of payment with all existing and future unsecured senior subordinated Indebtedness of Metaldyne; and

     o   are unconditionally guaranteed by the Guarantors.

The Guarantees

     The notes are guaranteed by all of Metaldyne's Domestic Subsidiaries that guarantee Metaldyne's Obligations under or are direct borrowers under the Credit Agreement.

     Each guarantee of the notes:

     o   is a general unsecured obligation of the Guarantor;

     o is subordinated in right of payment to all existing and future Senior Debt of that Guarantor;

     o is pari passu in right of payment with all existing and future senior subordinated Indebtedness of that Guarantor; and

     o is senior in right of payment with all existing and future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the notes.

Metaldyne and the Guarantors have total Senior Debt of approximately $418 million. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

     Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Disregarding our receivables subsidiary, the Non-Guarantor Subsidiaries generated approximately 19% of our consolidated net sales for the year ended December 31, 2001. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing senior indebtedness and possibly to all of our future borrowings."

     As of the date of the indenture, all of our Domestic Subsidiaries (other than our receivables subsidiary) are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     Metaldyne issued $250,000,000 in aggregate principal amount of notes in the offering. The indenture provides that Metaldyne may issue additional notes thereunder from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture may be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Metaldyne will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2012.

     Interest on the notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2002. Metaldyne will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     All payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Metaldyne elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. If a Holder has given wire transfer instructions to Metaldyne, Metaldyne will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. Metaldyne may change the paying agent or registrar without prior notice to the Holders of the notes, and Metaldyne or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Metaldyne is not required to transfer or exchange any note selected for redemption. Also, Metaldyne is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

     The notes are guaranteed by each of Metaldyne's current and future Domestic Subsidiaries that are guarantors or borrowers in respect of the Credit Agreement. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Metaldyne or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) except when a release of a Subsidiary Guarantee is obtained under the provisions below, if, immediately after giving effect to such transaction, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Domestic Subsidiary, such Person assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee.

     Notwithstanding the foregoing, the Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Metaldyne, if the sale or other disposition is not in violation with the applicable provisions of the indenture;

     (2) in connection with any sale or other disposition of all or a majority of the Capital Stock of a Guarantor to a Person that is not Metaldyne or a Restricted Subsidiary of Metaldyne, if the sale is not in violation with the applicable provisions of the indenture; or

     (3) if Metaldyne designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

     See "--Repurchase at the Option of Holders--Asset Sales."

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of Metaldyne, including Senior Debt incurred after the date of the indenture.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Metaldyne:

     (1) in a liquidation or dissolution of Metaldyne;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Metaldyne or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshaling of Metaldyne's assets and liabilities.

     Metaldyne also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

     (1) a payment default on Designated Senior Debt occurs and is continuing;
         or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Metaldyne or the holders of any Designated Senior Debt.

     Payments on the notes may and will be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

     If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

     (1) the payment is prohibited by these subordination provisions; and

     (2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     Metaldyne must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Metaldyne, Holders of notes may recover less ratably than creditors of Metaldyne who are holders of Senior Debt. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing senior indebtedness and possibly to all of our future borrowings."

OPTIONAL REDEMPTION

     The notes will not be subject to any redemption at the option of Metaldyne except as set forth in the following paragraphs.

     The notes may be redeemed, in whole part or in part, at any time prior to June 15, 2007 at the option of Metaldyne upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to, as determined by the Reference Treasury Dealer, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption.

     At any time prior to June 15, 2005, Metaldyne may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

     (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Metaldyne and its Subsidiaries); and

     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     After June 15, 2007, Metaldyne may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:


YEAR                                  PERCENTAGE
------------------------------------------------
   2007 .........................       105.500%
   2008 .........................       103.667%
   2009 .........................       101.833%
   2010 and thereafter ..........       100.000%

MANDATORY REDEMPTION

     Metaldyne is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     If a Change of Control occurs, each Holder of notes will have the right to require Metaldyne to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Metaldyne will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 15 days following any Change of Control, Metaldyne will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Metaldyne will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Metaldyne will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, Metaldyne will, to the extent lawful:

     (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

     (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Metaldyne.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Metaldyne will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Metaldyne will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require Metaldyne to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Metaldyne repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Metaldyne will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Metaldyne and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Alternatively, Metaldyne may assign all or part of its obligations to purchase all notes validly tendered and not properly withdrawn under a Change of Control Offer to a third party. In the event of such an assignment, Metaldyne shall be released from its obligations to purchase the notes as to which the assignment relates subject to the third party purchasing such notes. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by Metaldyne pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled, at the option of Metaldyne. Notes purchased by a third party upon assignment will have the status of note issued and outstanding.

     The Credit Agreement provides that certain change of control events with respect to Metaldyne constitute an event of default thereunder. In the event that at the time of such Change of Control the terms of the Credit Agreement restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the Change of Control Offer but in any event within 30 days following any Change of Control, Metaldyne would need to (i) repay in full all Indebtedness under the Credit Agreement or (ii) obtain the requisite consent under the Credit Facilities to permit the repurchase of the notes as provided for in this covenant.

     Future Indebtedness of Metaldyne and the Restricted Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. A Change of Control would also constitute a termination event in respect of our receivables facility. Moreover, the exercise by the Holders of notes of their right to require Metaldyne to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, Metaldyne's ability to pay cash to the Holders of notes upon a repurchase may be limited by Metaldyne's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors--We may be prevented from financing, or may be unable to raise funds necessary to finance, the change of control offer required by the indenture."

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Metaldyne and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Metaldyne to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Metaldyne and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Metaldyne (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined by Metaldyne's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     (3) either (a) at least 75% of the consideration received in the Asset Sale by Metaldyne or such Restricted Subsidiary is in the form of cash or
         (b) the aggregate non-cash consideration for all Asset Sales not meeting the criteria set forth in the preceding clause (a) does not exceed a fair market value in excess of $20.0 million. For purposes of this provision, each of the following will be deemed to be cash:

         (a) any liabilities, as shown on Metaldyne's or such Restricted Subsidiary's most recent consolidated balance sheet, of Metaldyne or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Metaldyne or such Restricted Subsidiary from further liability; and

         (b) any securities, notes or other obligations received by Metaldyne or any such Restricted Subsidiary from such transferee to the extent within 60 days, subject to ordinary settlement periods, they are converted by Metaldyne or such Restricted Subsidiary into cash.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Metaldyne may apply those Net Proceeds at its option:

     (1) to permanently repay Indebtedness (other than Indebtedness that is by its terms subordinated to, or pari passu with, the notes or any Subsidiary Guarantee) of Metaldyne or any Restricted Subsidiary, including any Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or to reduce receivables advances and reduce commitments in respect of a Receivables Facility;

     (2) to acquire assets of, or a majority of the Voting Stock of, any person owning assets used or usable in a business of Metaldyne and the Restricted Subsidiaries; or

     (3) to make a capital expenditure.

     Pending the final application of any Net Proceeds, Metaldyne may temporarily reduce revolving credit borrowings or otherwise invest or use the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph (other than Net Proceeds from the sale of the common stock of TriMas after the date of the indenture) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, Metaldyne will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Metaldyne may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     Metaldyne will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Metaldyne will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The agreements governing Metaldyne's outstanding Senior Debt currently prohibit Metaldyne from purchasing any notes, and also provides that certain change of control or asset sale events with respect to Metaldyne would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Metaldyne becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Metaldyne is prohibited from purchasing notes, Metaldyne could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Metaldyne does not obtain such a consent or repay such borrowings, Metaldyne will remain prohibited from purchasing notes. In such case, Metaldyne's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

Selection and Notice

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Metaldyne's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Metaldyne or any of its Restricted Subsidiaries) or to the direct or indirect holders of Metaldyne's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Metaldyne or to Metaldyne or a Restricted Subsidiary of Metaldyne);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Metaldyne) any Equity Interests of Metaldyne;

     (3) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement; or

     (4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

     (2) Metaldyne would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Metaldyne and the Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (8), (9) and, to the extent reducing Consolidated Net Income, (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

         (a) 50% of the Consolidated Net Income of Metaldyne for the period (taken as one accounting period) from June 30, 2002 to the end of Metaldyne's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

         (b) 100% of the aggregate net proceeds received by Metaldyne since the date of the indenture, including the fair market value of property other than cash (determined in good faith by the Board of Directors), as a contribution to its common equity capital or from the issue or sale of Equity Interests of Metaldyne (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Metaldyne that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Metaldyne), provided, that (1) any such net proceeds received, directly or indirectly, by Metaldyne from an employee stock ownership plan financed by loans from Metaldyne or a Subsidiary of Metaldyne shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination and (2) any net proceeds received in a form other than cash (other than on conversion or in exchange for a security issued for cash to the extent of the cash received) from a person that is an Affiliate of Metaldyne prior to such receipt shall be excluded from this clause (3)(b); plus

         (c) the amount by which Indebtedness of Metaldyne or any Restricted Subsidiary is reduced on Metaldyne's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of the indenture of any Indebtedness of Metaldyne or any Restricted Subsidiary into Capital Stock (other than Redeemable Stock) of Metaldyne (less the amount of any cash or other property (other than such Capital Stock) distributed by Metaldyne or any Restricted Subsidiary upon such conversion or exchange); plus


         (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

         (e) to the extent that any Unrestricted Subsidiary of Metaldyne is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of Metaldyne's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1) through (4), (6), (9), (10), (11) and (12) below), the preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Metaldyne or any Guarantor or of any Equity Interests of Metaldyne in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of Metaldyne or a substantially concurrent capital contribution to Metaldyne; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Metaldyne or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness or other Indebtedness Incurred under the first paragraph of the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock";

     (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness from Net Proceeds to the extent not prohibited under "--Asset Sales," provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;


     (5) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of Metaldyne or any Guarantor following a Change of Control after Metaldyne shall have complied with the provisions under "--Change of Control," including payment of the applicable Change of Control Payment;

     (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Metaldyne held by any member of Metaldyne's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or other equity incentive agreement or plan or held by any former owners of a business acquired by Metaldyne or former employees of Metaldyne or any of its Subsidiaries and, in either case, acquired in connection with a sale of a business to Metaldyne; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period plus any unutilized portion of such amount in any prior fiscal year;

     (7) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of Metaldyne to the extent the net cash proceeds thereof are received by Metaldyne, provided, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

     (8) other Restricted Payments in an aggregate amount not to exceed $30.0 million;

     (9) payments required or contemplated by the terms of the Recapitalization Agreement and related documentation as in effect on the date of issuance of the notes, including in respect of restricted stock awards of Metaldyne;

    (10) the repurchase, redemption or other acquisition or retirement of Existing Preferred Stock; provided, that the aggregate amount of such payments under this clause (10) shall not exceed $15.0 million since the date of the indenture;

    (11) Restricted Investments in an aggregate amount not to exceed the net cash proceeds received by the Company and its Restricted Subsidiaries (calculated on an after-tax basis) from the sale of common stock of TriMas owned by the Company and its Restricted Subsidiaries after the date of the indenture (after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement); and

    (12) the payment of the Saturn Proceeds under the Recapitalization
         Agreement.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Metaldyne or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors acting in good faith whose resolution with respect thereto will be conclusive. Any payments hereunder shall be calculated net of amounts for which Metaldyne or any Restricted Subsidiary is reimbursed under the Stock Purchase Agreement.

Incurrence of Indebtedness and Issuance of Preferred Stock

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Metaldyne will not issue any Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of preferred stock; provided, however, that Metaldyne may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness or Restricted Subsidiaries that are not Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for Metaldyne's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) (a) the incurrence by Metaldyne and any Restricted Subsidiary of Indebtedness and letters of credit under the revolving facility component of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Metaldyne and its Subsidiaries thereunder) not to exceed $250.0 million; and

         (b) the incurrence by Metaldyne and any Restricted Subsidiary of Indebtedness under the term loan components of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(b) not to exceed the amount outstanding on the date of issuance of the notes (it being understood that the $400.0 million replacement term loans anticipated on the issuance date are permitted), after giving effect to the actual use of proceeds from the issuance of the notes, less the aggregate amount of all Net Proceeds of Asset Sales applied by Metaldyne or any of the Restricted Subsidiaries to repay the principal of any term Indebtedness under a Credit Facility since the date of the indenture; and

         (c) the incurrence of Indebtedness of Metaldyne or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which Metaldyne or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 85% of the consolidated book value of the Receivables of Metaldyne and the Restricted Subsidiaries (to the extent such Receivables or any other Receivables of Metaldyne or such Restricted Subsidiary, as the case may be, are not then being financed pursuant to a Qualified Receivables Transaction or as a basis for Indebtedness Incurred pursuant to clause (10) of this paragraph);

     (2) the incurrence by Metaldyne and the Restricted Subsidiaries of the Existing Indebtedness;

     (3) the incurrence by Metaldyne and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

     (4) the incurrence by Metaldyne or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Metaldyne or such Restricted Subsidiary ("Capital Spending") and incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided, that the principal amount of any Indebtedness incurred pursuant to this clause (4) (other than Permitted Refinancing Indebtedness) at any time during a single fiscal year shall not exceed 30% of the total Capital Spending of Metaldyne and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such incurrence;


     (5) the incurrence by Metaldyne or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2),
         (3), (4), (5), (8), (9) or (15) of this paragraph;

     (6) the incurrence by Metaldyne or any of the Restricted Subsidiaries of intercompany Indebtedness between or among Metaldyne and any of the Restricted Subsidiaries; provided, however, that:

         (a) if Metaldyne or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be (i) unsecured and (ii) if the obligee is neither Metaldyne nor a Guarantor, expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes (in the case of Metaldyne) (or the Subsidiary Guarantee, in the case of a Guarantor); and

         (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Metaldyne or a Restricted Subsidiary of Metaldyne and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Metaldyne or a Restricted Subsidiary of Metaldyne will be deemed, in each case, to constitute an incurrence of such Indebtedness by Metaldyne or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

     (7) the incurrence by Metaldyne or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging (i) interest rate risk or the impact of interest rate fluctuations on Metaldyne or any of the Restricted Subsidiaries and (ii) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of Metaldyne and the Restricted Subsidiaries' respective businesses and, in the case of both (i) and (ii), not for purposes of speculation;

     (8) the guarantee by Metaldyne or any of the Guarantors of Indebtedness of Metaldyne or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;


     (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of similar Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Metaldyne as accrued;


    (10) Indebtedness of Foreign Subsidiaries incurred for working capital purposes if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries incurred pursuant to this clause (10) and then outstanding does not exceed the amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% of the consolidated book value of the inventories of the Foreign Subsidiaries;


    (11) Indebtedness incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by Metaldyne or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of Metaldyne or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;


    (12) Indebtedness arising from agreements of Metaldyne or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Metaldyne and the Restricted Subsidiaries in connection with such disposition;

    (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

    (14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Metaldyne or to any other Subsidiary of Metaldyne or their assets (other than such Receivables Subsidiary and its assets and, as to Metaldyne or any Subsidiary of Metaldyne, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

    (15) the issuance and sale of preferred stock (a) by a Foreign Subsidiary in lieu of the issuance of non-voting common stock if (i) the laws of the jurisdiction of incorporation of such Subsidiary precludes the issuance of non-voting common stock and (ii) the preferential rights afforded to the holders of such preferred stock are limited to those customarily provided for in such jurisdiction in respect of the issuance of non-voting stock, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and

    (16) the incurrence by Metaldyne or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness, incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Metaldyne will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) and (2) of the definition of Permitted Debt.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Metaldyne may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Anti-Layering

     Metaldyne will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Metaldyne and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. The foregoing shall not affect the Subordinated Debentures outstanding on the date of the indenture.

Liens

     Metaldyne will not and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the notes or, in respect of Liens on any Guarantor's property or assets, any Guarantee of such Guarantor, (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is subordinated Indebtedness, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to Metaldyne or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Metaldyne or any of the Restricted Subsidiaries;

     (2) make loans or advances to Metaldyne or any of the Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to Metaldyne or any of the Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2) the indenture, the notes and the Subsidiary Guarantees;

     (3) applicable law;

     (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

     (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

     (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

    (10) any agreement relating to any Indebtedness or Liens incurred by a Person (other than a Subsidiary of Metaldyne that is a Subsidiary of Metaldyne on the date of the indenture or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of Metaldyne and outstanding on such date and not incurred in anticipation of becoming a Subsidiary and not incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

    (11) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or Liens incurred by such Foreign Subsidiary;

    (12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

    (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

     Metaldyne may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Metaldyne is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Metaldyne and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) Metaldyne is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Metaldyne) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Metaldyne) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Metaldyne under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction, no Default or Event of Default exists; and

     (4) Metaldyne or the Person formed by or surviving any such consolidation or merger (if other than Metaldyne), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, Metaldyne may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Metaldyne and any of the Guarantors.

     Notwithstanding anything in the indenture:

     (a) a Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to Metaldyne or a Restricted Subsidiary; and

     (b) Metaldyne may merge with an Affiliate incorporated solely for the purpose of reincorporating Metaldyne in another jurisdiction in the United States to realize tax or other benefits.

Transactions with Affiliates

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Metaldyne or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by Metaldyne or such Restricted Subsidiary with an unaffiliated Person; and

     (2) Metaldyne delivers to the trustee:

         (a) except when the opinion referred to in the following clause (b) is delivered, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

         (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Metaldyne of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of Metaldyne and the Restricted Subsidiaries and employment, non-competition or confidentiality agreements entered into with any such person in the ordinary course of business;

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of Metaldyne and the Restricted Subsidiaries, or approved by the Board of Directors;

     (3) transactions between or among Metaldyne and/or the Restricted Subsidiaries;

     (4) transactions with a Person that is an Affiliate of Metaldyne solely because Metaldyne owns an Equity Interest in, or controls, such Person;

     (5) transactions pursuant to agreements existing on the date of the indenture, including, without limitation, the Stock Purchase Agreement, the Shareholders Agreement, the TriMas Shareholders Agreement and the TriMas Corporate Services Agreement, and, in each case, any amendment or supplement thereto that, taken in its entirety, is no less favorable to Metaldyne than such agreement as in effect on the date of the indenture;

     (6) sales of Equity Interests (other than Disqualified Stock) of Metaldyne to Affiliates of Metaldyne or the receipt of capital contributions by Metaldyne;

     (7) payment of certain fees under the Advisory Agreement;

     (8) transactions (in connection with a Qualified Receivables Transaction) between or among Metaldyne and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

     (9) any management, service, purchase, lease, supply or similar agreement entered into in the ordinary course of Metaldyne's business between Metaldyne or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate, so long as Metaldyne determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to Metaldyne or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

    (10) Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

Additional Subsidiary Guarantees

     After the Issue Date, Metaldyne will cause each Restricted Subsidiary, other than a Subsidiary which is a Subsidiary Guarantor, that becomes a guarantor or other obligor with respect to the obligations of Metaldyne or a Domestic Restricted Subsidiary under the Credit Agreement to execute and deliver to the trustee a Guarantee pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the notes on a senior subordinated basis.

Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Metaldyne and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by Metaldyne. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Reports

     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Metaldyne will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Metaldyne were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Metaldyne's certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Metaldyne were required to file such reports.

     In addition, whether or not required by the SEC, Metaldyne will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Metaldyne and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

     (2) default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the indenture;

     (3) failure by Metaldyne or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control" or "--Certain Covenants--Merger, Consolidation or Sale of Assets" after written notice to Metaldyne by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (4) failure by Metaldyne or any of its Subsidiaries to comply with any of the other agreements in the indenture continued for 60 days after written notice to Metaldyne by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Metaldyne or any of the Restricted Subsidiaries (or the payment of which is guaranteed by Metaldyne or any of the Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

         (a) is caused by a failure to pay principal of such Indebtedness at the final maturity thereof (a "Payment Default"); or

         (b) results in the acceleration of such Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

     (6) failure by Metaldyne or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any insurance proceeds available to pay such judgment), which judgments are not paid, discharged or stayed for a period of 60 days;

     (7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

     (8) certain events of bankruptcy or insolvency described in the indenture with respect to Metaldyne or any of the Significant Subsidiaries thereof.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Metaldyne, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by giving notice in writing to us and the trustee specifying the respective Event of Default (the "Acceleration Notice") or if there are any amounts outstanding under the Credit Agreement, it shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by us and the administrative agent under the Credit Agreement of such Acceleration Notice (but only if such Event of Default is then continuing).

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Metaldyne or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and
(b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

     Metaldyne is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Metaldyne is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Metaldyne or any Guarantor, as such, will have any liability for any obligations of Metaldyne or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Metaldyne may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

     (2) Metaldyne's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and Metaldyne's and the Guarantor's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the indenture.

     In addition, Metaldyne may, at its option and at any time, elect to have the obligations of Metaldyne and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Metaldyne must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Metaldyne must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, Metaldyne has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Metaldyne has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Metaldyne has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Metaldyne or any of its Subsidiaries is a party or by which Metaldyne or any of its Subsidiaries is bound;

     (6) Metaldyne must deliver to the trustee an officers' certificate stating that the deposit was not made by Metaldyne with the intent of preferring the Holders of notes over the other creditors of Metaldyne with the intent of defeating, hindering, delaying or defrauding creditors of Metaldyne or others; and

     (7) Metaldyne must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     In the event that Metaldyne exercises its legal defeasance option or covenant defeasance option, each of the Guarantors will be released from all of its obligations with respect to its guarantee. Metaldyne may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

     (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

     (5) make any note payable in money other than that stated in the notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

     (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

     (8) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of notes, Metaldyne, the Guarantors and the trustee may amend or supplement the indenture or the notes:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of Metaldyne's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Metaldyne's assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1) either:

         (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Metaldyne, have been delivered to the trustee for cancellation; or

         (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Metaldyne or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Metaldyne or any Guarantor is a party or by which Metaldyne or any Guarantor is bound;

     (3) Metaldyne or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

     (4) Metaldyne has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or a redemption date, as the case may be.

     In addition, Metaldyne must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of Metaldyne or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Metaldyne Corporation, 47659 Halyard Drive, Plymouth, Michigan 48170, Attention:
Corporate Secretary.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 50 basis points.

     "Advisory Agreement" means that certain monitoring agreement between Metaldyne and Heartland, as in effect on the date of the indenture, or any amendment or supplement thereto that, taken in its entirety, is no less favorable to Metaldyne than such agreement as in effect on the date of the indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Metaldyne or any Subsidiary of Metaldyne) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Metaldyne or any of its Subsidiaries solely by reason of such Investment.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than dispositions in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Metaldyne and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

     (2) a transfer of assets between or among Metaldyne and the Restricted Subsidiaries;

     (3) an issuance of Equity Interests by a Subsidiary to Metaldyne or to another Restricted Subsidiary or any issuance of directors' qualifying shares;

     (4) the sale or other disposition of cash or Cash Equivalents;

     (5) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary or sales of accounts receivable by any Foreign Subsidiary in the ordinary course for financing purposes;

     (6) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

     (7) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

     (8) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Metaldyne and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

     (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
         Covenants--Restricted Payments"; and

    (10) any issuance or sale of Equity Interests of any Unrestricted
         Subsidiary.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1) cash;

     (2) securities issued or directly and fully guaranteed or insured by the United States, British or European Union government or any agency or instrumentality of the United States, British or European Union government (provided that the full faith and credit of the United States, British or European Union is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic, British or European Union commercial bank having capital and surplus in excess of $150.0 million;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency;

     (6) any security, maturing not more than 365 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (3) above;

     (7) any security, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency; and

     (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Metaldyne and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of Metaldyne;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Metaldyne, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of Metaldyne are not Continuing Directors.

     "Comparable Treasury Issue" means the United States Treasury Security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

   "Comparable Treasury Price" means with respect to any redemption date:

     (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

     (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) the loss on Qualified Receivables Transactions; plus

     (5) dividends on preferred stock or accretion of discount on preferred stock to the extent reducing Consolidated Net Income; plus

     (6) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; minus

     (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

     (8) non-cash gains or losses resulting from fluctuations in currency exchange rates will be excluded; plus

     (9) the disposition of any securities or the extinguishment of any Indebtedness will be excluded;

in each case, on a consolidated basis and determined in accordance with GAAP; provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Fixed Charge Coverage Ratio only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided, that if the Net Income of a Foreign Subsidiary for any period would be excluded from the Consolidated Net Income of the Company for such period under this clause (2) solely due to the effect of a restriction on the payment of dividends or similar distributions by such Foreign Subsidiary under the terms of Indebtedness of such Foreign Subsidiary incurred in accordance with the terms of the indenture (including if such Indebtedness incurrence is being tested), such Net Income shall not be excluded from such Consolidated Net Income if (x) the ratio of Consolidated Cash Flow of such Foreign Subsidiary to the Fixed Charges of such Foreign Subsidiary, determined at the time of the incurrence of such Indebtedness, was at least 2.0 to 1.0, and (y) the Consolidated Cash Flow of such Foreign Subsidiary for the period under determination exceeds the Fixed Charges of such Foreign Subsidiary for such period;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

     (4) the cumulative effect of a change in accounting principles will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Metaldyne who:

     (1) was a member of such Board of Directors on the date of the indenture;
         or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or designated as a Director under the Shareholders Agreement.

     "Credit Agreement" means that certain Credit Agreement, dated as of November 28, 2000, by and among Metaldyne, certain of its subsidiaries and The Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston Corporation, as syndication agent, Comerica Bank, as documentation agent, National City Bank, as documentation agent, Bank One, N.A., as documentation agent, and the other lenders party thereto, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

     (1) any Indebtedness outstanding under the Credit Facilities and all Hedging Obligations with respect thereto; and

     (2) after payment in full of all Obligations under the Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Metaldyne as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Metaldyne to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Metaldyne may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments." Disqualified Stock shall not include the existing restricted stock obligations of Metaldyne and the Existing Preferred Stock.

     "Domestic Subsidiary" means any Restricted Subsidiary of Metaldyne that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Metaldyne.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a primary sale of Capital Stock of Metaldyne or, to the extent the net cash proceeds thereof are paid to Metaldyne as a capital contribution, Capital Stock for cash to a Person or Persons other than a Subsidiary of Metaldyne.

     "Existing Indebtedness" means the Indebtedness of Metaldyne and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

     "Existing Preferred Stock" means the issued and outstanding series of preferred stock of Metaldyne as of the date of the indenture.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, redeems, defeases or otherwise retires any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase, redemption, defeasance or other retirement of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions of a business or operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis determined in good faith by a responsible financial or accounting officer of Metaldyne (and such calculations may include such pro forma adjustments for non-recurring items that Metaldyne considers reasonable in order to reflect the ongoing impact of any such transaction on Metaldyne's results of operations), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent deducted in computing Consolidated Net Income; provided, however, that with respect to any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, if the Consolidated Cash Flow of such Restricted Subsidiary for such period is greater than or equal to such consolidated interest expense of such Restricted Subsidiary for such period, then such Person shall only include the consolidated interest expense of such Restricted Subsidiary to the extent of the equity ownership of such Person in such Restricted Subsidiary (calculated in accordance with Section 13(d) of the Exchange Act); plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent deducted in computing Consolidated Net Income; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4) the loss on Qualified Receivables Transactions; plus

     (5) all dividends, whether paid in cash, assets or securities on any series of preferred stock of Metaldyne or any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of Metaldyne or a Guarantor (other than Disqualified Stock) or to Metaldyne or a Restricted Subsidiary;

excluding, to the extent included in such consolidated interest expense, any of the foregoing items of any Person acquired by Metaldyne or a Subsidiary of Metaldyne in a pooling-of-interests transaction for any period prior to the date of such transaction.

     "Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

     (1) the Domestic Subsidiaries of Metaldyne as of the date of the indenture, other than the Receivables Subsidiary; and

     (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency risks incurred in the ordinary course of business.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1) in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) in respect of banker's acceptances;

     (4) representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or non-competition or trade name licensing arrangements on customary terms entered into in connection with an acquisition; or

     (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

   The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Metaldyne or any Subsidiary of Metaldyne sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Metaldyne such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Metaldyne, Metaldyne will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Metaldyne's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by Metaldyne or any Subsidiary of Metaldyne of a Person that holds an Investment in a third Person will be deemed to be an Investment by Metaldyne or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by Metaldyne or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means MTSPC, Inc. and any other Receivables Subsidiary, each non-Domestic Subsidiary and Domestic Subsidiary not required to provide Guarantees under the Credit Agreement.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither Metaldyne nor any of the Restricted Subsidiaries
         (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Metaldyne or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Metaldyne or any of the Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time:

     (1) the Subject Person became a Restricted Subsidiary,

     (2) the Subject Person merged into or consolidated with a Restricted Subsidiary, or

     (3) another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary),

provided, that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (14) of the definition thereof)) does not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

     "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to an underwritten initial public offering of common stock of Metaldyne, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals) Beneficially Owns (together with its Affiliates) more of the Voting Stock of Metaldyne that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals in the aggregate.

     "Permitted Investments" means:

     (1) any Investment in Metaldyne or in a Restricted Subsidiary of Metaldyne;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by Metaldyne or any Subsidiary of Metaldyne in a Person, if as a result of such Investment:

         (a)   such Person becomes a Restricted Subsidiary of Metaldyne; or

         (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Metaldyne or a Restricted Subsidiary of Metaldyne;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

     (5) any acquisition of assets to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Metaldyne;

     (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (7) Hedging Obligations;

     (8) lease, utility and other similar deposits in the ordinary course of business;

     (9) Investments existing on the date of the indenture;

    (10) loans or advances to employees for purposes of purchasing Capital Stock of Metaldyne in an aggregate amount outstanding at any one time not to exceed $7.5 million and other loans and advances to employees of Metaldyne and its Subsidiaries in the ordinary course of business and on terms consistent with practices in effect prior to the date of the indenture, including travel, moving and other like advances;

    (11) loans or advances to vendors or contractors of Metaldyne in the ordinary course of business and consistent with past practices;

    (12) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving Metaldyne or its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (12), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (12) does not exceed 2.5% of Metaldyne's Consolidated Assets);

    (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Metaldyne or a Subsidiary of Metaldyne in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; and

    (14) Permitted Acquired Investments.

     "Permitted Junior Securities" means:

     (1) Equity Interests in Metaldyne or any Guarantor; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

     "Permitted Liens" means:

     (1) Liens to secure Senior Debt of Metaldyne and any Guarantor or to secure Indebtedness of a Restricted Subsidiary that is not a Guarantor, including, without limitation, Indebtedness and other Obligations under Credit Facilities;

     (2) Liens in favor of Metaldyne or the Guarantors;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Metaldyne or any Subsidiary of Metaldyne; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Metaldyne or the Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by Metaldyne or any Subsidiary of Metaldyne, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (7) Liens existing on the date of the indenture;

     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (9) Liens on assets of Metaldyne or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

    (10) Liens replacing any of the items set forth in clauses (1), (3), (4) and
         (7) above, provided, that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except with respect to premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such Liens, determined as of the date of incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such Liens is not earlier than that of the Indebtedness to be Refinanced, (D) such Liens have the same or a lower ranking and priority as the Liens being replaced, and (E) such Liens shall be limited to the property or assets encumbered by the Lien so replaced;

    (11) Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be incurred pursuant to the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to Metaldyne or a Restricted Subsidiary or returned to the lenders of such Indebtedness, provided, that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

    (12) Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided, that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the incurrence of such Indebtedness is permitted by the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

    (13) Liens securing Indebtedness of Foreign Subsidiaries permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

    (14) Liens (other than Liens securing subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of Metaldyne and its Restricted Subsidiaries secured by Liens and not listed in clauses (1) through (13) above or
         (15) through (26) below, does not exceed 5% of the Consolidated Assets of Metaldyne;

    (15) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (16) judgment Liens not accompanied by an Event of Default of the type described in clause (6) under "Events of Default" arising from such judgment;

    (17) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of Metaldyne or any of its Restricted Subsidiaries;

    (18) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

    (19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (20) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (21) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Metaldyne or any of the Restricted Subsidiaries, including rights of offset and set-off;

    (22) leases or subleases granted to others not interfering in any material respect with the business of Metaldyne or the Restricted Subsidiaries;


    (23) Liens securing Hedging Obligations;

    (24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

    (25) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

    (26) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Metaldyne or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Metaldyne or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by Metaldyne, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principals" means Heartland and any of its Affiliates.

     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Metaldyne or any of its Subsidiaries pursuant to which Metaldyne or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Metaldyne or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Metaldyne or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Recapitalization Agreement" means that certain recapitalization agreement dated August 1, 2000 between MascoTech, Inc. (now known as Metaldyne) and Riverside Company LLC, as amended.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to Metaldyne or a Subsidiary arising from a sale of merchandise or services by Metaldyne or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of Metaldyne's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

     "Receivables Subsidiary" means a Subsidiary of Metaldyne which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Metaldyne (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Metaldyne or any Subsidiary of Metaldyne (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Metaldyne or any Subsidiary of Metaldyne in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Metaldyne or any Subsidiary of Metaldyne (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, limited repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Metaldyne nor any Subsidiary of Metaldyne has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Metaldyne or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Metaldyne, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Metaldyne nor any Subsidiary of Metaldyne has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Metaldyne will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors (which resolution shall be conclusive) of Metaldyne giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors; provided, however, that if Credit Suisse First Boston Corporation shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), Metaldyne shall substitute therefor another primary U.S. government securities dealer to be the Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 9:00 a.m. on the third Business Day preceding such redemption date.

     "Refinance" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing.

     "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the sum of (a) the redemption price of such note on June 15, 2007 and
(b) the remaining scheduled payments of interest thereon that would be due on or prior to June 15, 2007 (but after the related redemption date but for such redemption); provided, however, that, if such redemption date is not an interest payment date on the notes, the amount of the next succeeding scheduled interest payment on the notes to be redeemed will be reduced by the amount of interest accrued on those notes to such redemption date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means:

     (1) all Indebtedness of Metaldyne or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of Metaldyne or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by Metaldyne;

     (2) any intercompany Indebtedness of Metaldyne or any of its Subsidiaries to Metaldyne or any of its Affiliates;

     (3) any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of the indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the indenture for purposes of this clause
         (4) if such Indebtedness consists of Indebtedness under any Credit Facility and holders of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of the incurrence that the incurrence of such Indebtedness violated the indenture and (ii) shall have received an officers' certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture.

     "Shareholders Agreement" means that certain shareholders agreement by and among Heartland, Credit Suisse First Boston Equity Partners, L.P., Masco Corporation, Richard Manoogian, their various affiliates and certain other stockholders of the Company relating to their ownership in the Company.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stock Purchase Agreement" means that certain stock purchase agreement, dated May 17, 2002, by and among Metaldyne, TriMas Corporation and Heartland under which Heartland and other investors will acquire a majority of the common stock of Metaldyne.

     "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "TriMas" means TriMas Corporation, a Delaware corporation.

     "TriMas Corporate Services Agreement" means that certain corporate services agreement by and between Metaldyne and TriMas Corporation pursuant to which Metaldyne and its subsidiaries will provide management information systems, legal, tax, accounting, human resources and other support services to TriMas.

     "TriMas Shareholders Agreement" means that certain shareholders agreement by and among TriMas, Heartland, Metaldyne Company LLC and other investors party thereto relating to their ownership in TriMas.

     "Unrestricted Subsidiary" means any Subsidiary of Metaldyne that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with Metaldyne or any Restricted Subsidiary of Metaldyne unless the terms of all such agreements, contracts, arrangements or understandings are no less favorable to Metaldyne or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Metaldyne.

     Any designation of a Subsidiary of Metaldyne as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Metaldyne as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Metaldyne will be in default of such covenant. The Board of Directors of Metaldyne may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Metaldyne of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

                              PLAN OF DISTRIBUTION


     This prospectus is to be used by CSFB in connection with offers and sales of the exchange notes in market-making transactions effected from time to time. CSFB may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     As of the date of this prospectus, private equity funds affiliated with CSFB owned approximately 24% of the issuer's common stock and one of its funds has the right to appoint one of the issuer's directors. In addition, affiliates of CSFB are investors in Heartland Industrial Partners, L.P. CSFB has informed us that it does not intend to confirm sales of the exchange notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     We have been advised by CSFB that, subject to applicable laws and regulations, CSFB currently intends to make a market in the notes following the completion of the exchange offer. However, CSFB is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--Risks Related to the Exchange Notes--You cannot be sure an active trading market for the exchange notes will develop."

     CSFB and its affiliates have provided us with financial advisory, investment banking and commercial banking services in the past, for which customary compensation has been received, and may do so in the future. CSFB acted as an initial purchaser in the original notes offering and its affiliate is an agent and lender under our credit facility.

     We and CSFB have entered into a registration rights agreement with respect to the use by CSFB of this prospectus. Pursuant to such agreement, we agreed to indemnify CSFB against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS


     Certain legal matters with respect to the validity of the notes have been passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

                 INDEPENDENT ACCOUNTANTS; CHANGE IN ACCOUNTANTS

     The consolidated financial statements of Metaldyne Corporation (formerly known as MascoTech, Inc.) for the year ended December 29, 2002, December 31, 2001, the period from November 28, 2000 to December 31, 2000 and the period from January 1, 2000 to November 27, 2000 incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers, independent accountants, as stated in their report appearing therein.

     On June 20, 2003, the Audit Committee of the Board of Directors of Metaldyne Corporation approved the appointment of KPMG LLP as Metaldyne's independent accountants, and the dismissal of PricewaterhouseCoopers LLP, which had previously served in this capacity.

     During the years ended December 31, 2002 and 2001 and through June 20, 2003, KPMG LLP has not been engaged as an independent accountant to audit either the financial statements of Metaldyne or any of its subsidiaries, nor has it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Metaldyne's financial statements, or any matter that was the subject of a disagreement or reportable event. KPMG is the auditor of the New Castle joint venture with DCX.

     During the years ended December 31, 2002 and 2001 and through June 20, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for such years. The reports of PricewaterhouseCoopers LLP on the financial statements for the years ended December 31, 2002 and 2001, did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2002 and 2001 and through June 20, 2003, PricewaterhouseCoopers LLP reported no material weaknesses in Metaldyne's internal control systems and no other reportable events as defined in Regulation S-K Item 304(a)(1)(v).

================================================================================
NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON
ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                             -----------------------
                               TABLE OF CONTENTS



                                                                         PAGE
                                                                         ----
Where You Can Find More Information ....................................   ii
Incorporation of Document by Reference .................................   ii
Forward-looking Statements .............................................  iii
Prospectus Summary .....................................................    1
Risk Factors ...........................................................    3
Use of Proceeds ........................................................   13
Unaudited Pro Forma Financial
   Information .........................................................   14
Description of Other Indebtedness and
   Our Preferred Stock .................................................   19
Description of Notes ...................................................   28
Plan of Distribution ...................................................   68
Legal Matters ..........................................................   68
Independent Accountants; Change in
   Accountants .........................................................   68


                             METALDYNE CORPORATION

                            11% SENIOR SUBORDINATED
                                 NOTES DUE 2012


                             -----------------------


                                [METALDYNE LOGO]




                             -----------------------

                                  PROSPECTUS
                             -----------------------

                                            , 2003


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Metaldyne (formerly known as MascoTech, Inc.) or is or was serving as such with respect to another corporation or other entity at our request. Article 12 of our certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of our directors or officers shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 12 are contractual rights and include the right to be paid by us the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article 11 of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which a director derives improper personal benefit.

     Our directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     See Exhibit Index immediately preceding the Exhibits.

ITEM 22. UNDERTAKINGS

     The undersigned Registrants hereby undertake that:

     (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.


     (e) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.


                                        METALDYNE CORPORATION


                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                                       TITLE                             DATE
          ---------                                       -----                             ----
   /s/ Timothy D. Leuliette              Chief Executive Officer and                  August 25, 2003
 -----------------------------           Chairman of the Board of Directors
      Timothy D. Leuliette               (Principal Executive Officer)

     /s/ Jeffrey M. Stafeil              Executive Vice President and Chief           August 25, 2003
 -----------------------------           Financial Officer (Principal Financial
        Jeffrey M. Stafeil               Officer/Principal Accounting Officer)

       /s/ Gary M. Banks*                Director                                     August 25, 2003
 -----------------------------
          Gary M. Banks

    /s/ Charles E. Becker*               Director                                     August 25, 2003
 -----------------------------
        Charles E. Becker

      /s/ Marshall Cohen*                Director                                     August 25, 2003
 -----------------------------
          Marshall Cohen

      /s/ Cynthia L. Hess*               Director                                     August 25, 2003
 -----------------------------
         Cynthia L. Hess

      /s/ J. Michael Losh*               Director                                     August 25, 2003
 -----------------------------
         J. Michael Losh

  /s/ Richard A. Manoogian*              Director                                     August 25, 2003
 -----------------------------
      Richard A. Manoogian

   /s/ Thomas T. Stallkamp*              Director                                     August 25, 2003
 -----------------------------
      Thomas T. Stallkamp

    /s/ David A. Stockman*               Director                                     August 25, 2003
 -----------------------------
     David A. Stockman

          SIGNATURE                            TITLE                   DATE
          ---------                            -----                   ----
     /s/ Daniel P. Tredwell                 Director             August 25, 2003
 --------------------------------
       Daniel P. Tredwell


    /s/ Samuel Valenti III*                 Director             August 25, 2003
 --------------------------------
       Samuel Valenti III


*By: /s/ Daniel P. Tredwell                                      August 25, 2003
     ------------------------------
     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        ER ACQUISITION CORP.


                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        GMTI HOLDING COMPANY



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                           TITLE                     DATE
           ---------                           -----                     ----
    /s/ Timothy D. Leuliette      President and Director           August 25, 2003
 ------------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Executive Vice President and     August 25, 2003
 ------------------------------   Director
         Jeffrey M. Stafeil


     /s/ Daniel P. Tredwell*      Director                         August 25, 2003
 ------------------------------
        Daniel P. Tredwell


*By: /s/ Timothy D. Leuliette                                      August 25, 2003
     ------------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        HALYARD AVIATION SERVICES, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 -----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 -----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 1 to the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        MASG DISPOSITION, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        MASX ENERGY SERVICES GROUP, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        METALDYNE ACCURA TOOL & MOLD, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        METALDYNE COMPANY LLC



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                    DATE
          ---------                         -----                    ----
   /s/ Timothy D. Leuliette     President and Manager          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Manager     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                               METALDYNE DUPAGE DIE CASTING CORPORATION



                               By: /s/ Jeffrey M. Stafeil
                                   --------------------------------------------
                                   Name:  Jeffrey M. Stafeil
                                   Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        METALDYNE EUROPE, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                   METALDYNE LESTER PRECISION DIE CASTING



                                   By:  /s/ Jeffrey M. Stafeil
                                      ----------------------------------------
                                        Name: Jeffrey M. Stafeil
                                        Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                        TITLE                  DATE
           ---------                        -----                  ----
    /s/ Timothy D. Leuliette      President and Director     August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President             August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


     /s/ Daniel P. Tredwell*      Director                   August 25, 2003
 ----------------------------
        Daniel P. Tredwell


*By: /s/ Timothy D. Leuliette
     ----------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        METALDYNE LIGHT METALS COMPANY



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                        TITLE                  DATE
           ---------                        -----                  ----
    /s/ Timothy D. Leuliette      President and Director     August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President             August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


     /s/ Daniel P. Tredwell*      Director                   August 25, 2003
 ----------------------------
        Daniel P. Tredwell


*By: /s/ Timothy D. Leuliette
     ----------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                             METALDYNE MACHINING AND ASSEMBLY COMPANY



                             By: /s/ Jeffrey M. Stafeil
                                 ----------------------------------------------
                                 Name:  Jeffrey M. Stafeil
                                 Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                        TITLE                  DATE
           ---------                        -----                  ----
    /s/ Timothy D. Leuliette      President and Director     August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President             August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


     /s/ Daniel P. Tredwell*      Director                   August 25, 2003
 ----------------------------
        Daniel P. Tredwell


*By: /s/ Timothy D. Leuliette
     ---------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                             METALDYNE PRECISION FORMING-FORT WAYNE, INC.



                             By: /s/ Jeffrey M. Stafeil
                                 ----------------------------------------------
                                 Name:  Jeffrey M. Stafeil
                                 Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        METALDYNE SERVICES, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------

                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                          METALDYNE SINTERED COMPONENTS OF INDIANA, INC.



                          By: /s/ Jeffrey M. Stafeil
                             -------------------------------------------------
                             Name: Jeffrey M. Stafeil
                             Title: Executive Vice President





     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                     METALDYNE SINTERED COMPONENTS, INC.



                                     By:  /s/ Jeffrey M. Stafeil
                                          -------------------------------------
                                          Name: Jeffrey M. Stafeil
                                          Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----
    /s/ Timothy D. Leuliette      President and Director          August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President and Director     August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


     /s/ Daniel P. Tredwell*      Director                        August 25, 2003
 ----------------------------
        Daniel P. Tredwell


*By: /s/ Timothy D. Leuliette
     ----------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        METALDYNE TUBULAR PRODUCTS



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----
    /s/ Timothy D. Leuliette      Director                        August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President and Director     August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


        /s/ Joseph Nowak*         President                       August 25, 2003
 ----------------------------
            Joseph Nowak

*By: /s/ Timothy D. Leuliette
     ---------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        METALDYNE U.S. HOLDING CO.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----
    /s/ Timothy D. Leuliette      President and Director          August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President and Director     August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


       /s/ Karen A. Radtke*       Director                        August 25, 2003
 ----------------------------
          Karen A. Radtke


*By: /s/ Timothy D. Leuliette
     ---------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        PRECISION HEADED PRODUCTS, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        PUNCHCRAFT COMPANY



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.



                                        STAHL INTERNATIONAL, INC.



                                        By: /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----
    /s/ Timothy D. Leuliette      Director                        August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President and Director     August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


   /s/ George P. Thanopoulos*     President                       August 25, 2003
 ----------------------------
      George P. Thanopoulos


*By: /s/ Timothy D. Leuliette
     ---------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.

                                        W.C. McCURDY & CO.
                                        By:  /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
   /s/ Timothy D. Leuliette     President and Director          August 25, 2003
 ----------------------------
      Timothy D. Leuliette


     /s/ Jeffrey M. Stafeil     Vice President and Director     August 25, 2003
 ----------------------------
        Jeffrey M. Stafeil

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.

                                        WINDFALL PRODUCTS


                                        By:  /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----
    /s/ Timothy D. Leuliette      Director                        August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President and Director     August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


   /s/ George P. Thanopoulos*     President                       August 25, 2003
 ----------------------------
        George Thanopoulos


*By: /s/ Timothy D. Leuliette
     ---------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2003.

                                        WINDFALL SPECIALTY POWDERS


                                        By:  /s/ Jeffrey M. Stafeil
                                            -----------------------------------
                                            Name: Jeffrey M. Stafeil
                                            Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----
    /s/ Timothy D. Leuliette      Director                        August 25, 2003
 ----------------------------
       Timothy D. Leuliette


      /s/ Jeffrey M. Stafeil      Vice President and Director     August 25, 2003
 ----------------------------
         Jeffrey M. Stafeil


   /s/ George P. Thanopoulos*     President                       August 25, 2003
 ----------------------------
        George Thanopoulos


*By: /s/ Timothy D. Leuliette
     ---------------------------
     Timothy D. Leuliette,
     as Attorney-in-fact

                                   EXHIBITS





  EXHIBIT
  NUMBER                             DESCRIPTION
  ------                             -----------
  2.1        Recapitalization Agreement dated as of August 1, 2000 between
             MascoTech, Inc. (now known as Metaldyne Corporation) and Riverside
             Company LLC, as amended.(7) Amendment No. 1 to the Recapitalization
             Agreement, dated October 23, 2000(7), and Amendment No. 2 to the
             Recapitalization Agreement, dated November 28, 2000.(7)

  2.2        Stock Purchase Agreement dated as of May 17, 2002 among Heartland
             Industrial Partners, L.P., TriMas Corporation and Metaldyne
             Corporation.(11)

  4.1 Indenture relating to the notes, dated as of June 20, 2002, by and among Metaldyne Corporation, each of the Guarantors named therein and The Bank of New York, as trustee.(13)

  4.2        Form of note (included in Exhibit 4.5)(13)

  4.3 Registration Rights Agreement relating to the notes dated as of June 20, 2002 by and among Metaldyne Corporation and the parties named therein.(13)

  5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.(13)

 10.1        Credit Agreement dated as of November 28, 2000 among MascoTech,
             Inc. (now known as Metaldyne Corporation), Metalync Company LLC
             (now known as Metaldyne Company LLC), the subsidiary term borrowers party thereto, the foreign subsidiary borrowers party thereto, the lenders party thereto and Chase Manhattan Bank, as administrative agent.(7)

 10.2 Assumption and Indemnification Agreement dated as of May 1, 1984 between Masco Corporation and Masco Industries, Inc. (now know as
             Metaldyne Corporation).(8)

 10.3        Receivables Purchase Agreement dated as of November 28, 2000 among
             MascoTech, Inc. (now know as Metaldyne Corporation), the Sellers named therein and MTSPC, Inc. as Purchaser.(7)

 10.4 Receivables Transfer Agreement dated as of November 28, 2000 by and among MTSPC, Inc., MascoTech, Inc. (now know as Metaldyne
             Corporation), The Chase Manhattan Bank and the the parties named therein.(7)

 10.5        Amendment No. 1 to Receivables Transfer Agreement dated as of
             December 15, 2000 to the Receivables Transfer Agreement.(8)

 10.6        Master Lease Agreement dated as of December 21, 2000 between
             General Electric Capital Corporation and Simpson Industries,
             Inc.(8)

 10.7        MascoTech, Inc. (now known as Metaldyne Corporation) 1991 Long Term
             Stock Incentive Plan (Restated July 15, 1998).(3)

 10.8        MascoTech, Inc. (now known as Metaldyne Corporation) Supplemental
             Executive Retirement and Disability Plan.(4)

 10.9        Description of the MascoTech, Inc. (now known as Metaldyne
             Corporation) program for Estate, Financial Planning and Tax
             Assistance.(2)

 10.10 Corporate Services Agreement and Annex dated as of January 1, 1987 between Masco Industries, Inc. (now known as Metaldyne Corporation) and Masco Corporation, Amendment No. 1 dated as of October 31, 1996 and related letter agreements dated January 22, 1998 and June 17, 1998.(4) Amendment No. 2 to the Corporate Opportunities Agreement dated November 28, 2000.(7)

   EXHIBIT
   NUMBER                                    DESCRIPTION
   ------                                    -----------
  10.11        Corporate Opportunities Agreement dated as of May 1, 1984 between
               Masco Corporation and Masco Industries, Inc. (now know as
               Metaldyne Corporation) and Amendment No. 1 dated as of October
               31, 1996(1). Amendment No. 2 to the Corporate Services Agreement
               dated November 28, 2000.(7)

  10.12        Metaldyne Corporation 2001 Long Term Incentive and Share Award
               Plan. (10)

  10.13        Amendment 2 to the Receivables Transfer Agreement.(9)

  10.14        Amendment 3 to the Receivables Transfer Agreement.(9)

  10.15        Amendment 4 to the Receivables Transfer Agreement.(9)

  10.16        Amendment 1 to the November 28, 2000 Credit Agreement.(9)

  10.17        Amendment 2 to the November 28, 2000 Credit Agreement.(9)

  10.18        Amended and restated November 28, 2000 Credit Agreement.(12)

  10.19        Employment Agreement between Metaldyne Corporation and William M.
               Lowe, Jr. dated as of June 18, 2001.(13)

  10.20        Form of Indenture relating to the 10% Senior Subordinated Notes
               due 201 , dated as of         , by and among Metaldyne
               Corporation, the Guarantors named therein and [    ], as
               Trustee.(15)

  10.21        Joint Venture Formation Agreement by and among NC-M Chassis
               Systems, LLC, DaimlerChrysler Corporation and Metaldyne
               Corporation, dated as of December 8, 2002.(14)

  10.22        Form of Amended and Restated Operating Agreement of NC-M Chassis
               Systems, LLC, dated as of        , 200 .(14)

  10.23        Metaldyne Corporation Terms of Preferred Stock Investor Rights
               Agreement.(14)

  10.24        Form of Investor Rights Agreement.(14)

  10.25 Joint Venture Formation Agreement dated as of December 8, 2002 by and among NC-M Chassis Systems, LLC, DaimlerChrysler Corporation and Metaldyne Corporation (with certain confidential information omitted, which omitted information is the subject of a revised confidential treatment request and has been filed separately with the Securities and Exchange Commission)(16)

  10.26        Amendment No. 1 to the Amended and Restated Credit Agreement.

  10.27        Asset Purchase Agreement by and among TriMas Corporation,
               Metaldyne Corporation and Metaldyne Company, LLC, dated May 9,
               2003.

  10.28 Fittings' Facility Sublease by and between Metaldyne Company LLC and Fittings Products Co., LLC, dated May 9, 2003.

  12.1         Computation of Ratio of Earnings to Combined Fixed Charges and
               Preferred Stock Dividends.(13)

  18.1         Letter re: change in accounting principle.(9)

  23.1         Consent of PricewaterhouseCooper LLP.

  23.2         Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

  24.1 Power of Attorney (included in the signature pages to this Registration Statement).

  EXHIBIT
   NUMBER                              DESCRIPTION
-----------   ------------------------------------------------------------
  25.1        Statement regarding eligibility of Trustee on Form T-1.(13)

  99.1        Form of Letter of Transmittal.(13)

  99.2        Form of Notice of Guaranteed Delivery.(13)


----------
(1) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Current Report on Form 8-K filed November 14, 1996.

(2) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Annual Report on Form 10-K for the year ended December 31, 1997.

(3) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Annual Report on Form 10-K for the year ended December 31, 1998.

(4) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Annual Report on Form 10-K for the year ended December 31, 1999.

(5) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Current Report on Form 8-K filed August 7, 2000

(6) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Quarterly Report on Form 10-Q for the period ended September 30, 2000.

(7) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Registration Statement on Form S-1 filed December 27, 2000.

(8) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


(9) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.


(10) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Registration Statement on Form S-8 filed April 15, 2002.

(11) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Current Report on Form 8-K filed June 11, 2002.

(12) Incorporated by reference to Exhibits filed with Metaldyne Corporation's Quarterly Report on Form 10-Q filed August 14, 2002.

(13)  Previously filed.


(14) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002.

(15) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Current Report on Form 8-K filed January 6, 2003.

(16) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Current Report on Form 8-K/A filed March 31, 2003.